Exhibit 3.2

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GLOBAL INDEMNITY GROUP, LLC

i

ii

iii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GLOBAL INDEMNITY GROUP, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of GLOBAL INDEMNITY GROUP, LLC, a Delaware limited liability company (the “Company”), is effective as of the Effective Time, among each Person who is or becomes a Shareholder of the Company from time to time. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in Section 1.1.

RECITALS

WHEREAS, on June 23, 2020, the Company was formed in accordance with the Delaware Act by the filing with the Secretary of State of the State of Delaware of the Certificate of Formation of the Company by Global Indemnity Limited, a Cayman Islands exempted company limited by shares (“GI Cayman”), as the Company’s initial sole member, and by GI Cayman’s entry into a written limited liability company agreement, dated as of June 23, 2020, governing the affairs of the Company and the conduct of its business (the “Initial LLC Agreement”);

WHEREAS, on June 26, 2020, GI Cayman filed a petition with the Grand Court of the Cayman Islands (the “Cayman Court”), seeking the Cayman Court’s sanction of a proposed scheme of arrangement and amalgamation, pursuant to which, at the effective time thereof, GI Cayman will merge with and into New CayCo, a Cayman Islands exempted company with limited liability and a wholly owned subsidiary of the Company (“New CayCo”), with New CayCo continuing as the surviving entity of the merger, and in consideration therefor, the existing shares of GI Cayman will be cancelled and the Company shall issue to the holders of GI Cayman ordinary shares immediately prior to the merger an equal number of Shares on the following basis: for each GI Cayman A ordinary share cancelled, one Class A Common Share of the Company will be issued; and for each GI Cayman B ordinary share cancelled, one Class B Common Share of the Company will be issued, and pursuant to the scheme of arrangement and amalgamation, GI Cayman will be dissolved (collectively, the “Scheme of Arrangement”), such that, upon the Scheme of Arrangement becoming effective, the existing shareholders of GI Cayman shall be the Shareholders of the Company;

WHEREAS, on July 16, 2020, GI Cayman amended and restated the Initial LLC Agreement (the “First Amended and Restated LLC Agreement”) to provide, among other things, for the management of the Company by a board of directors;

WHEREAS, on August 26, 2020, the Cayman Court sanctioned the Scheme of Arrangement;

WHEREAS, in connection with the consummation by the Company and GI Cayman of the transactions contemplated by the Scheme of Arrangement, and pursuant to and in accordance with Section 9.2 of the First Amended and Restated LLC Agreement, GI Cayman desires to amend and restate the First Amended and Restated LLC Agreement in its entirety on the terms set forth herein, effective as of the Effective Time, with this Agreement to govern the affairs of the Company and the conduct of its business from and after the Effective Time.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Adjusted Capital Account” means, with respect to any Shareholder, the Capital Account maintained for such Shareholder as of the end of the applicable fiscal year of the Company after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Shareholder is obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) debit to such Capital Account such Shareholder’s share of the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adverse Consequence” has the meaning assigned to such term in Section 3.6(a).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Global Indemnity Group, LLC, as it may be amended, supplemented or restated from time to time.

“Agreement and Plan of Merger or Consolidation” has the meaning assigned to such term in Section 10.1.

“Appraised Value” means, with respect to any Common Share(s) as of any specified date, the fair market value of such Common Share(s) as of such date, as determined by an independent, third-party appraisal firm selected by the Board and retained by the Company pursuant to Section 3.7.

“Attorney” has the meaning assigned to such term in Section 5.13.

“Attorney-in-Fact” has the meaning assigned to such term in Section 2.7(a).

“Authorized Signatory” has the meaning assigned to such term in Section 5.13.

“Board of Directors” or “Board” has the meaning assigned to such term in Section 5.1(a).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Pennsylvania shall not be regarded as a Business Day.

“Capital Account” has the meaning assigned to such term in Section 4.1.

“Capital Contribution” means any cash, cash equivalents or the gross fair market value (as determined by the Board of Directors) of any property or asset that a Shareholder contributes to the Company, with the approval of the Board of Directors, pursuant to this Agreement.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company by a Shareholder shall be their respective gross fair market values on the date of contribution as determined by the Board of Directors, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Share by any new or existing Shareholders in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Shareholder; (c) the date a Share is relinquished to the Company; or (d) any other date specified in the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b) (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the Board of Directors to reflect the relative economic interests of the Shareholders. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of Net Income (Loss) rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Cayman Court” has the meaning assigned to such term in the Recitals.

“Certificate” means a certificate (a) in global form in accordance with the rules and regulations of the Depositary or (b) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Shares; provided, however, that the Shares shall not be certificated unless otherwise determined by the Board.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.6, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman of the Board” has the meaning assigned to such term in Section 5.2(c).

“Class A Common Share” means a Share in the Company designated as a “Class A Common Share.”

“Class B Common Share” means a Share in the Company designated as a “Class B Common Share.”

“Class B Majority Shareholder” means any Person or “group” (as defined in the Exchange Act) that, together with their respective Affiliates (and each of their respective successors), holds, beneficially or of record, (i) a majority of the Outstanding Class B Common Shares and (ii) Shares representing, in the aggregate, at least twenty-five percent (25%) of the voting power represented by the Company’s Outstanding Voting Shares.

“Class B Majority Shareholder Percentage” means, at any time that there shall be a Class B Majority Shareholder, such percentage of the aggregate voting power of the Company’s Outstanding Voting Shares as shall be represented by the total number of Shares then held (of record or beneficially) by such Class B Majority Shareholder.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor Law.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means any Shares that are not Preferred Shares, and for the avoidance of doubt, includes Class A Common Shares and Class B Common Shares.

“Company” has the meaning assigned to such term in the Preamble.

“Company Group” means the Company and each Subsidiary of the Company.

“Conflict Matter” has the meaning assigned to such term in Section 5.17(a).

“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Conflicts Committee” means a committee of the Board of Directors composed solely of Disinterested Directors.

“Conversion Date” has the meaning assigned to such term in Section 3.2(e).

“Conversion Holder” has the meaning assigned to such term in Section 3.2(e).

“Conversion Ratio” means, as of the Effective Time, 1:1, but shall be subject to adjustment following the Effective Time for any share distribution or forward or reverse share splits of Class A Common Shares, or any split, subdivision, combination, reclassification or other similar transaction affecting the number or composition of the Class A Common Shares, in each case, where the Class B Common Shares are not proportionately affected thereby.

“Covered Person” means each current and former Director (including, for the avoidance of doubt, each Designated Director), Chairman of the Board and Partnership Representative (and, if applicable, any “designated individual” within the meaning of Treasury Regulation Section 301.6223-1(b)(3)(ii)), each Class B Majority Shareholder (including any member of a “group” (as defined in the Exchange Act) constituting a Class B Majority Shareholder), and each of their respective Affiliates and successors, and any director, officer, stockholder, member, manager, partner, employee or representative of any of the foregoing.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Depositary” means, with respect to any Shares issued in global form, DTC and its successors and permitted assigns.

“Derivative Securities” means any options, rights, warrants, appreciation rights or other securities whose value is derived, directly or indirectly, from Shares.

“Designated Director Notice” has the meaning assigned to such term in Section 5.3(a).

“Designated Directors” has the meaning assigned to such term in Section 5.3(a).

“Director” means a member of the Board of Directors of the Company; and Directors shall constitute “managers” of the Company within the meaning of, and for all purposes of, the Delaware Act.

“Disinterested Director” means a Director who, as of the date of Special Approval of any matter by the Conflicts Committee pursuant to Section 5.17, has not, and whose Family Members have not, during the three (3) year period immediately preceding the date of such Special Approval, been employed by or accepted any compensation in excess of $120,000 during any period of twelve (12) consecutive months within such three (3) year period from the Director or Shareholder (or their respective Affiliates) who is a party to the transaction or other matter that is the subject of such Special Approval, other than (i) compensation for board or board committee service, (ii) compensation paid to a Family Member who is an employee (other than an executive officer) of such Director or Shareholder (or their Affiliates), and (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

“Dispute” has the meaning assigned to such term in Section 12.10(a).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Effective Time” means such date and time at which the Company’s Shares are issued to the shareholders of GI Cayman upon consummation of the Scheme of Arrangement.

“electronic signature” means an electronic symbol or process that is attached to, or logically associated with, a document and executed or adopted by a Person with an intent to authenticate or adopt such document.

“electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Executive Officer” means each of the Chief Executive Officer, Chief Financial Officer and each Executive Vice President.

“Fair Value” means, with respect to any Shares (or fraction thereof) as of a specified date, (a) if such Shares are not traded on any National Securities Exchange, the fair market value per Share as determined by the Board of Directors or (b) if such Shares are traded on any National Securities Exchange, the last sales price per Share as of the close of trading of such National Securities Exchange or, if there is no such last sales price, the average of the bid and ask price per such Share, in each case, for the eight (8) trading days prior to such date.

“Family Member” means, with respect to any individual, such individual’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such individual’s home.

“First Amended and Restated LLC Agreement” has the meaning assigned to such term in the Recitals hereto.

“Fraud” means, with respect to any Person, an intentional misrepresentation of material facts or an intentional omission or concealment of material facts by such Person, in each case (i) where such misrepresentation, omission or concealment is made by such Person with (x) actual knowledge or belief that such representation was materially false or such omission or concealment was material (i.e., scienter) and (y) the intention to induce another Person to act or refrain from acting, and (ii) where such other Person acted or failed to act in justifiable reliance upon such misrepresentation, omission or concealment, resulting in material damage to such other Person.

“GI Cayman” has the meaning assigned to such term in the Recitals hereto.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Group Member” means a member of the Company Group.

“Identified Persons” has the meaning assigned to such term in Section 5.20(b).

“Indemnified Person” means each current and former (i) Director (including, for the avoidance of doubt, each Designated Director) and Executive Officer of the Company (and each current and former director and executive officer of the Company’s predecessors (including GI Cayman)), (ii) Chairman of the Board (acting in such capacity), (iii) Class B Majority Shareholder (including any member of a “group” (as defined in the Exchange Act) constituting a Class B Majority Shareholder) and each of their respective Affiliates and successors, and any director, officer, stockholder, member, manager, partner, employee or representative of any of the foregoing, (iv) Partnership Representative (and, if applicable, any “designated individual” within the meaning of Treasury Regulation Section 301.6223-1(b)(3)(ii)) and (v) any other Officer or other Person that may be designated by the Board of Directors from time to time as an “Indemnified Person” for purposes of this Agreement.

“Independent Director” means a Director meeting the applicable requirements established by the Exchange Act and the rules and regulations of the Commission thereunder and the requirements of Rule 5605 (a)(2) of the NASDAQ Stock Market Rules or the rules of such other National Securities Exchange on which the Company’s Shares shall be listed for trading.

“Initial LLC Agreement” has the meaning assigned to such term in the Recitals hereto.

“IRS” means the United States Internal Revenue Service.

“JAMS” has the meaning assigned to such term in Section 12.10(a).

“Law” means any federal, state, local, non-U.S. or other law (including common law), statute, code, ordinance, rule or regulation or other requirement enacted, promulgated, issued, entered or put into effect by a Governmental Entity.

“Liquidator” means the Board of Directors or such other Person or Persons selected by the Board of Directors to perform the functions described in Section 8.3 in connection with the winding up of the Company.

“National Securities Exchange” means the Nasdaq National Market, or such other securities exchange registered with the Commission under Section 6(a) of the Exchange Act on which the Company’s Shares shall be listed for trading from time to time.

“Net Income (Loss)” for any tax year, means the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments; (i) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“New CayCo” has the meaning assigned to such term in the Recitals.

“New York Court” has the meaning assigned to such term in Section 12.10(h).

“Non-Employee Directors” has the meaning assigned to such term in Section 5.20(a).

“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Officers” has the meaning assigned to such term in Section 5.19(a).

“Opinion of Counsel” means a written opinion of counsel to the Company (who may be regular counsel to the Company or any of its Affiliates) selected by the Board of Directors.

“Outstanding” means, with respect to any Shares, as of any date, all of such Shares that are issued by the Company and reflected as outstanding in the records of the Transfer Agent (with respect to Class A Common Shares) or the Company (with respect to any other Shares) as of such date.

“Partnership Representative” has the meaning assigned to such term in Section 7.4(a).

“Person” means any individual, corporation, firm, partnership (including a limited partnership), joint venture, limited liability company, estate, trust, association, organization, custodian, nominee, Governmental Entity or other entity (or series thereof).

“Plan of Conversion” has the meaning assigned to such term in Section 10.1.

“Plan of Division” has the meaning assigned to such term in Section 10.1.

“Preferred Shares” means a class or series of Shares that entitles the holders thereof to a preference or priority over the holders of any other class or series of Shares in (a) the right to share in Company distributions, or (b) rights upon dissolution or liquidation of the Company.

“Purchase Notice” means a notice of a determination of the Board of Directors to either (i) redeem a Shareholder’s Shares, or (ii) require a Shareholder to sell Shares to the Company or such other Person as the Board of Directors shall determine, in each case, pursuant to Section 3.7, which notice shall specify the date on which any such Shares are to be redeemed or purchased and the price at which such Shares are to be redeemed or purchased.

“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders of Shares entitled to (i) notice of, attend and vote at any meeting of Shareholders, (ii) act by consent of Shareholders, (iii) receive any distribution of cash or other assets that may be declared by the Board or (iv) participate in any subdivision, combination, split recapitalization or any offer to holders of such Shares or (b) the identity of the Record Holders for any other purpose.

“Record Holder” or “holder” means (a) with respect to any Class A Common Share, the Person in whose name such Share is registered on the books of the Company or Transfer Agent, as applicable, as of the opening of business on a particular Business Day, and (b) with respect to any Share of any other class or series, the Person in whose name such Share is registered on the books that the Company has caused to be kept as of the opening of business on a particular Business Day.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Loss under Section 4.2(a) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Sections 4.2(b)(i), 4.2(b)(ii), 4.2(b)(iii), 4.2(b)(vi) or 4.2(b)(viii).

“Required Sale” has the meaning set forth in Section 3.7(c).

“Required Seller” has the meaning set forth in Section 3.7(b).

“Revised Audit Rules” means the revised partnership audit rules under the United States Bipartisan Budget Act of 2015 and any sections of the Code or Treasury Regulations promulgated thereunder and with respect thereto, each as amended from time to time, and any similar state and local rules and regulations.

“Rules” has the meaning assigned to such term in Section 12.10(a).

“Scheme of Arrangement” has the meaning assigned to such term in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share” means a share issued by the Company that evidences a Shareholder’s rights, powers (including voting power), preferences, limitations, restrictions, qualifications, duties and obligations with respect to the Company pursuant to this Agreement and the Delaware Act. The Shares of the Company shall constitute “limited liability company interests” of the Company within the meaning of, and for all purposes of, the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(f).

“Shareholder” means each Record Holder of a Share. The Shareholders shall constitute “members” the Company within the meaning of, and for all purposes of, the Delaware Act.

“Shareholder Approval” means approval of any matter by holders of Class A Common Shares and Class B Common Shares (and any other Voting Shares), voting together as a single class, either (A) at a meeting of Shareholders at which a quorum is present, upon the affirmative vote of holders of a majority of the votes cast or (B) by action by consent of the Shareholders, acting pursuant to Section 11.10, upon consent of holders of a majority of the voting power represented by all Outstanding Class A Common Shares and Class B Common Shares (and any other Voting Shares), in each case of clauses (A) and (B), with (i) each Class A Common Share entitling the Record Holder thereof to cast one (1) vote for such Class A Common Share held and (ii) each Class B Common Share entitling the Record Holder thereof to cast ten (10) votes for such Class B Common Share held.

“Shareholder Nonrecourse Debt” has the meaning of “partner nonrecourse debt” as set forth in Treasury Regulation Section 1.704-2(b)(4).

“Shareholder Nonrecourse Debt Minimum Gain” has the meaning of “partner nonrecourse debt minimum gain” as set forth in Treasury Regulation Section 1.704-2(i)(2).

“Shareholder Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Shareholder Nonrecourse Debt

“Special Approval” means, with respect to any transaction, activity, arrangement, circumstance, or other matter: (a) approval by a majority of the members of the Conflicts Committee, or (b) compliance with any rules or guidelines established by the Conflicts Committee with respect to categories of transactions, activities, arrangements, circumstances or other matters that are deemed approved by the Conflicts Committee.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person (i) holds or otherwise controls the voting of, directly or indirectly, more than fifty percent (50%) of the outstanding voting equity interests of such Person or (ii) is or has the power, by contract or otherwise, directly or indirectly, to designate the sole general partner, manager, managing member or other governing body of such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 10.3.

“transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person, and includes a sale, assignment, gift, exchange or any other disposition by Law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to Class A Common Shares (or any other class or series of Shares issued after the Effective Time that are listed on a National Securities Exchange), such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class or series of Shares; provided that, if no Transfer Agent is specifically designated for such class or series of Shares, the Company shall act in such capacity for such class or series.

“Treasury Regulations” means one or more United States Department of Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Voting Shares” means the Class A Common Shares, the Class B Common Shares and any other class or series of Shares issued after the Effective Time that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of Shareholders under this Agreement (for the avoidance of doubt, in each case, with (i) each Class A Common Share entitling the Record Holder thereof to cast one (1) vote for such Class A Common Share held and (ii) each Class B Common Share entitling the Record Holder thereof to cast ten (10) votes for such Class B Common Share held).

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to “Articles” and “Sections” refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; (d) the terms “herein,” “hereof” and “hereunder” (and terms of similar import) are references to this Agreement in its entirety, and not to any particular provision; (e) the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative; and (f) the terms “in writing,” “written communications,” “written notice,” and words of similar import shall be deemed satisfied under this Agreement by use of email and other forms of electronic communication or transmission.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. The rights, powers (including voting power), limitations, restrictions, duties and obligations of the Shareholders, in their capacity as such (including with respect to their interest in the Company and the Shares), and the governance, management and internal affairs of the Company, shall be governed exclusively by this Agreement, except to the extent required otherwise by mandatory, non-waivable provisions of the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes, and no Shareholder shall have any interest in any Company property.

Section 2.2 Name. The name of the Company shall be “Global Indemnity Group, LLC,” and the Company’s business shall be conducted under such name and any other name or names as may be determined by the Board of Directors from time to time. The Board of Directors may change the name of the Company at any time and from time to time, without the approval of Shareholders, by filing an amendment to the Certificate of Formation (and upon such filing, this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Shareholders of such change by means of a filing with the Commission.

Section 2.3 Registered Office; Registered Agent; Other Offices. The registered office of the Company in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, DE 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company, unless and until changed by the Board of Directors by filing an amendment to the Certificate of Formation (and upon such filing, this Agreement shall be deemed automatically amended to change the registered office and registered agent of the Company). The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4 Purposes. The purposes of the Company shall be to (a) conduct or engage in, directly or indirectly through Subsidiaries, any business, purpose or activity that lawfully may be conducted by a limited liability company formed pursuant to the Delaware Act, and (b) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. To the extent that the Board of Directors determines that any filing or other action is necessary or appropriate for the Company’s continuation, qualification and operation as a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property, the Board of Directors shall direct the appropriate Officers to make such filings or take such other actions that are necessary or appropriate, and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Shareholder.

Section 2.7 Power of Attorney.

(a) Each Shareholder hereby constitutes and appoints each of the Chief Executive Officer, the Secretary, any Director and, if a Liquidator shall have been appointed pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) (each, an “Attorney-in-Fact”) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as such Shareholder’s true and lawful agent and attorney-in-fact, with full power and authority in such Shareholder’s name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(1) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments and restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Shareholder pursuant to, or other events described in, this Agreement;

(2) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that such Attorney-in-Fact determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(3) all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement, subject to the provisions of Article IX;

(4) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that such Attorney-in-Fact determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(5) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Shares issued pursuant to Section 3.2; and

(6) all certificates, documents and other instruments (including agreements and a certificate of merger, division, conversion or consolidation) relating to a merger, division, consolidation or conversion of the Company pursuant to Article X; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (1) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Shareholders hereunder or is consistent with the terms of this Agreement or (2) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement requires the Shareholders of any class or series to take any action, an Attorney-in-Fact may exercise the power of attorney made in this Section 2.7(a)(ii) to take such action, only after the necessary vote, consent, approval, agreement or other action of the Shareholders or of the Shareholders of such class or series, as applicable.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by Law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder’s Shares and shall extend to such Shareholder’s heirs, successors, assigns and personal representatives. Each Shareholder hereby agrees to be bound by any representation made by any Attorney-in-Fact, acting pursuant to such power of attorney; and each Shareholder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of any Attorney-in-Fact, taken under such power of attorney in accordance with this Section 2.7. Each Shareholder shall execute and deliver to an Attorney-in-Fact, within fifteen (15) days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any such Attorney-in-Fact determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.8 Term. The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.9 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in any Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

SHAREHOLDERS AND SHARES

Section 3.1 Shareholders.

(a) A Person shall be admitted as a Shareholder and shall automatically become bound by the terms, restrictions, duties, obligations and conditions of this Agreement immediately upon such Person’s purchase or other acquisition of any Share in accordance with the terms and conditions of this Agreement, without any requirement that such Person execute this Agreement. A Person may become a Shareholder without the consent or approval of any of the Shareholders. A Person may not become a Shareholder without acquiring a Share.

(b) The name and address (including email address) of each Shareholder shall be listed on the books and records of the Company or, with respect to the Class A Common Shares, the Transfer Agent, maintained for such purpose. The Secretary of the Company or the Transfer Agent, as applicable, shall update such books and records from time to time as necessary to reflect accurately the information contained therein. The Company shall be entitled to obtain such other information about each Shareholder (and each beneficial owner of Shares) as shall be necessary or appropriate in connection with such Shareholder’s ownership of Shares and in order to permit the Company to carry out its obligations hereunder, including pursuant to Section 7.1.

(c) Except as otherwise required by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder.

(d) Subject to Articles X and XI and Section 3.7, Shareholders may not be expelled from the membership of the Company or removed as Shareholders. Shareholders shall not have any right to resign or withdraw from the Company; provided, that when a Shareholder transfers its Shares, such Shareholder shall cease to have any rights with respect to such Shares transferred and, upon any transfer by a Shareholder of all of its Shares, such transferring Shareholder shall cease to be a shareholder of the Company and shall have no further rights as a Shareholder or otherwise under this Agreement.

(e) Except to the extent expressly provided in this Agreement (including any Share Designation), (i) no Shareholder shall be entitled to the withdrawal or return of any Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Law and then only to the extent provided for in this Agreement; (ii) no Shareholder shall have priority over any other Shareholder either as to profits, losses or distributions or upon dissolution of the Company; (iii) no interest shall be paid by the Company on any Capital Contributions; and (iv) no Shareholder, in its capacity as such, shall participate in the conduct, management or control of the Company’s business, transact any business in the Company’s name or have the power to execute documents for or otherwise bind the Company by reason of being a Shareholder.

(f) Any Shareholder shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group, and none of the same shall constitute a breach of this Agreement or of any duty to the Company or any other Shareholder that may be otherwise existing at Law or in equity (including fiduciary duties, which are hereby expressly disclaimed). Neither the Company nor any of the other Shareholders shall have any rights by virtue of this Agreement in any such business interests or activities of any Shareholder.

Section 3.2 Shares.

(a) The Company is authorized to issue, and the Board of Directors shall have the authority to cause the Company to issue, Shares, for any purpose at any time and from time to time, to such Persons and for such consideration (which may be cash, property, services or any other consideration) or for no consideration, and on such terms and conditions as the Board of Directors shall determine, whether or not greater consideration could be received upon the issue or sale of (i) the same number of Shares of such class or series to another Person or (ii) the same number of Shares of another class or series, all without any requirement for approval of any Shareholders. Each Share shall be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in any Share Designation, no Share shall entitle any Shareholder to any preemptive, subscription, preferential or similar rights with respect to the issuance of Shares.

(b) As of the Effective Time, the authorized Shares consist of: Class A Common Shares, Class B Common Shares and Preferred Shares. The authorized number of (i) Class A Common Shares is 600,000,000, (ii) Class B Common Shares is 300,000,000 and (iii) Preferred Shares is 100,000,000.

(c) Except to the extent expressly provided otherwise in this Agreement (including Section 3.2(d)), the rights, powers and preferences of the holders of Class A Common Shares and holders of Class B Common Shares, and the restrictions, qualifications, limitations, duties and obligations thereof, shall be in all respects identical.

(d) Except to the extent expressly provided otherwise in this Agreement, on all matters voted or consented upon by Shareholders, (i) each Class A Common Share shall entitle the Record Holder thereof to cast one (1) vote for such Class A Common Share held and (ii) each Class B Common Share shall entitle the Record Holder thereof to cast ten (10) votes for such Class B Common Share held, in each case, as of the applicable Record Date.

(e) Each Class B Common Share shall be convertible at any time, at the sole option of the holder thereof, into such number of Class A Common Shares as shall be determined by the Conversion Ratio in effect on the date of such conversion (the “Conversion Date”). In the event that any holder of Class B Common Shares (in such capacity, a “Converting Holder”) elects to effect a conversion of all or any portion of its Class B Common Shares pursuant to this Section 3.2(e), then:

(i) such Converting Holder shall deliver notice of such conversion to the Company, and the Conversion Date shall be the date of the Company’s receipt of such notice unless a future Conversion Date is set forth in such notice;

(ii) such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and immediately upon such conversion on the Conversion Date, the Converting Holder (i) shall cease to have any rights in, to or with respect to, the Class B Common Shares so converted (including the right to vote or receive distributions payable on such Class B Common Shares) and (ii) shall be treated for all purposes as the Record Holder of the Class A Common Shares issued upon such conversion;

(iii) on the Conversion Date, the books and records of the Company and the Transfer Agent shall be updated to reflect such conversion and that all rights with respect to the Class B Common Shares so converted, other than the rights of the holders thereof to receive Class A Common Shares at the then-applicable Conversion Ratio, have terminated; and

(iv) following the conversion, any Certificates issued in respect of any Class B Common Shares so converted shall be cancelled and of no further effect.

(f) Without the consent or approval of any Shareholders, the Board of Directors shall have the authority to create and issue additional Shares, including Preferred Shares or additional classes or series of Common Shares, in one or more classes or series, with such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Shares) and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors and reflected in a document approved by the Board of Directors in compliance with Section 5.1 (each, a “Share Designation”). Without limiting the generality of the foregoing, a Share Designation of any class or series of Shares may provide for:

(i) the distinctive designation of such class or series and the number of Shares which shall constitute such class or series;

(ii) the rights to distributions of such Shares and the preferences with respect thereto (if any), the distribution payment dates, the periods in respect of which distribution are payable, whether such distribution shall be cumulative and, if cumulative, the date or dates from which distribution shall accumulate, and whether such distributions may be payable in cash or in kind;

(iii) the voting rights (if any) of such Shares, including the number of votes per Share, the matters upon which such Shares are entitled to vote and any restrictions or limitations upon any voting rights of such Shares;

(iv) the terms, if any, on which Shares of such class or series may be redeemed, including, without limitation, the redemption price or prices for such class or series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of Shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(v) the terms and amount of any sinking fund provided for the purchase or redemption of Shares of such class or series;

(vi) the amount or amounts which shall be paid to the holders of Shares of such class or series upon the liquidation, dissolution or winding up of the Company;

(vii) the terms, if any, upon which the holders of Shares of such class or series may convert or exchange such Shares into Shares of any other class or series of Shares or into other securities;

(viii) whether or not the holders of such class or series of Shares, in such capacity, shall have any preemptive or preferential rights to subscribe for or purchase Shares of any class or series of the Company, whether now or hereafter authorized, or any securities convertible into, or warrant or other evidences of optional rights to purchase or subscribe for, Shares of any class or series of the Company, whether now or hereafter authorized; and

(ix) whether or not the issuance of additional Shares of such class or series, or of any Shares of any other class or series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications thereof.

A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Shares of any class or series, but not below the number of Shares of such class or series then Outstanding. The Board of Directors is authorized to change the voting powers, designations, preferences and other rights, as well as the qualifications, limitations and restrictions, of any class or series of Shares created pursuant to a Share Designation if no Shares authorized and created pursuant to such Share Designation are Outstanding. The rights conferred upon the holders of existing Shares shall be deemed not to be varied, amended or modified by the creation and issuance of any additional class or series of Shares in accordance with this Section 3.2(f).

(g) The Board of Directors shall have the authority, without the consent or approval of any Shareholders, to cause the Company to issue any Derivative Securities at any time and from time to time, to any Person or Persons (including any Shareholder) for such consideration (or no consideration) as the Board shall determine, and any such Derivative Securities shall have such rights, powers, restrictions, qualifications and limitations as shall be determined by the Board, including, without limitation, the terms and conditions, if any, upon which such Derivative Securities may be exercised, exchanged or converted into Shares of any class or series.

(h) Subject to the requirements of applicable Law, the Company shall have the power to (i) issue Shares on terms that they may be redeemed, or are required to be redeemed, at the option of the Company or the holder of such Shares, on such terms and in such manner as the Board of Directors may determine and (ii) purchase Shares of any class or series (including redeemable Shares) from such Persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of (1) the same number of Shares of such class or series from another Person or (2) the same number of Shares of another class or series, and as otherwise permitted by Law. Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company, receive distributions or vote or consent upon any matter from and after the date specified as the date of redemption in the notice of redemption.

Section 3.3 Certificates. Unless otherwise determined by the Board, all Shares shall be uncertificated and no Shareholder shall be entitled to a Certificate for any or all of such Person’s Shares. In the event that a Share is represented by a Certificate, no such Certificate shall be valid for any purpose until it has been countersigned by, and registered on the books of, the Transfer Agent; provided, however, that if the Board of Directors elects to issue Shares in global form, the Certificates representing such Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that such Shares have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile. The Board of Directors shall have the power and authority to make all rules and regulations concerning the issue, transfer and registration or the replacement of Certificates.

Section 3.4 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by Law or any rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Shares, as between the Company, on the one hand, and such other Person, on the other, such representative Person shall be deemed the Record Holder of such Shares.

Section 3.5 Registration and Transfer of Shares.

(a) The Officers shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares; provided, that the Company may from time to time appoint a Transfer Agent for the purpose of registering Class A Common Shares and transfers of such Class A Common Shares as herein provided. In the absence of manifest error, the register kept by or on behalf of the Company shall be conclusive as to the identity of the holders of Shares.

(b) The Company shall not recognize any transfer of Shares, and the transferor shall be deemed to remain the holder of the Shares being transferred, until the transfer is registered on the books of the Company or the Transfer Agent, as applicable; provided, that in the event that any Shares are represented by Certificates, no distributions shall be paid in respect of any such transferred certificated Shares until the Certificates evidencing such Shares are surrendered to the Transfer Agent. No charge shall be imposed by the Company for such transfer; provided, that as a condition to registration of any transfer, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) No transfer of a Share shall entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Shareholder pursuant to this Article III.

Section 3.6 Restrictions on Transfer.

(a) The Board of Directors may decline to recognize, approve or authorize the registration of any transfer of Shares if the Board shall determine that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any other Group Member, or any other direct or indirect holder of Shares, or their respective Affiliates, would result from such transfer (an “Adverse Consequence”), including if such transfer would:

(i) violate applicable Law, including U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other applicable Laws of any Governmental Entity with jurisdiction over the Company Group or such transfer, or have the effect of rendering unavailable any exemption under applicable Laws (including securities Laws) relied upon for a prior transfer of Shares;

(ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation or any other jurisdiction in which the Company, directly or indirectly, conducts business or owns assets; or

(iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be treated as other than a partnership for U.S. federal income tax purposes (other than a publicly traded partnership treated as a corporation), in either case, to the extent the Company is not already so treated).

(b) The Board of Directors (i) may decline to recognize, approve or authorize the registration of any transfer of any Share unless: (x) such transfer has been registered under the Securities Act or (y) an opinion from counsel acceptable to the Board shall have been delivered to the Company to the effect that registration of such transfer under the Securities Act is not required and (ii) shall decline to recognize, approve or authorize the registration of any transfer of any Share if such transfer shall not have been approved by applicable Governmental Entities if such approval is required; provided, that nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

(c) The Board of Directors may impose additional restrictions on the transfer of Shares other than those set forth in this Agreement if, on the Opinion of Counsel, such restrictions are necessary or advisable to avoid a significant risk of the Company becoming treated as an association taxable as a corporation or otherwise to be treated as other than a partnership for U.S. federal income tax purposes (other than a publicly traded partnership treated as a corporation). The Board of Directors may impose such restrictions by amending this Agreement without the approval of the Shareholders.

(d) The Board of Directors shall have the authority to request from any direct or indirect holder of Shares, and such holder shall provide, such information as the Board of Directors may request for the purpose of determining whether to decline to recognize, approve or authorize the registration of any transfer of Shares in accordance with this Section 3.6. If such information is not provided to the Board’s satisfaction, the Board of Directors may decline to recognize, approve or authorize the registration of such transfer. Any purported transfer of any Shares in violation of this Agreement shall be null and void ab initio and of no force or effect.

(e) If the Board of Directors refuses to recognize, approve or authorize the registration of any transfer, it shall, within ten (10) Business Days after the date on which the transfer request was lodged with the Company, send to the transferor and the transferee notice of such refusal.

Section 3.7 Required Sale of Shares.

(a) If the Board of Directors determines that any Shareholder’s ownership of Shares would result in an Adverse Consequence, the Company shall have the option, but not the obligation, to (i) redeem, (ii) repurchase, or (iii) assign to a third party the right to purchase the minimum number of Shares held by such Person that is necessary to eliminate such Adverse Consequence at a price equal to the Fair Value of such Shares.

(b) If the Company determines, pursuant to this Section 3.7, to redeem, repurchase or assign to a third party the right to purchase Shares of any Shareholder (such Shareholder, in such capacity, a “Required Seller”), the Company shall provide a Purchase Notice to such Required Seller. The Company may revoke the Purchase Notice at any time prior to the closing of such sale or redemption.

(c) The closing of a sale or redemption of Shares pursuant to this Section 3.7 (a “Required Sale”) shall take place at a location and date selected by the Company and set forth in the Purchase Notice, which shall be delivered at least five (5) Business Days prior to the closing date specified therein; provided, however, that such closing date shall be no earlier than the later of: (i) five (5) Business Days after a Purchase Notice is given with respect to such Required Sale; and (ii) in the event that a Shareholder objects to the Board’s determination of Fair Value contained in a Purchase Notice pursuant to Section 3.7(d), five (5) Business Days after the date of determination of Appraised Value. Payment of the purchase price for such Required Sale shall be by wire transfer at such closing.

(d) If the Required Seller objects to the Board’s determination of the Fair Value of the Shares to be sold in a Required Sale, the Company shall retain an independent appraisal firm to determine the Appraised Value of such Shares, and the decision of such appraisal firm making such determination of Appraised Value shall be final and binding on the Company and the Required Seller. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of: (a) the value derived from a hypothetical sale of the Company as a going concern by a willing seller to a willing buyer (neither under any compulsion); and (b) the liquidation value of the Company.

Section 3.8 Transmission of Shares.

(a) Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a holder thereof shall, upon such evidence being produced as may from time to time be required by the Board of Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being so registered, to make such transfer of the Share as the deceased or bankrupt Person could have made, subject to Section 3.6 and Section 3.7.

(b) A Person becoming entitled to a Share by reason of the death or bankruptcy of a holder thereof shall be entitled to the same distributions and other advantages to which such Person would be entitled if it were the registered Shareholder holding such Share, except that such Person shall not, before being registered as a Shareholder in respect of the Share, be entitled to exercise any voting rights or other rights conferred by ownership of such Share in relation to meetings of the Company.

Section 3.9 Splits and Combinations.

(a) Subject to paragraph (c) of this Section 3.9, the Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a split, subdivision or combination of Shares of any class or series.

(b) Whenever such a distribution, split, subdivision or combination of Shares is declared, the Board of Directors shall select a Record Date for determining the holders of Shares entitled to receive such distribution or have their Shares be subject to such split, subdivision or combination, and a date as of which the distribution, split, subdivision or combination shall be effective. Notice of a distribution, split, subdivision or combination of Shares shall be given promptly, and in accordance with the NASDAQ Stock Market Rules or the rules of any other National Securities Exchange on which Shares are then listed for trading, to each Record Holder as of such date selected by the Board of Directors. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, split, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) In the case of any distribution, split, subdivision or combination of Class A Common Shares (or Class B Common Shares), the Class B Common Shares (or the Class A Common Shares) shall also be distributed, split, subdivided or combined so that the number of Class A Common Shares and Class B Common Shares Outstanding immediately following such distribution, split, subdivision or combination shall bear the same relationship to each other as did the number of Class A Common Shares and Class B Common Shares Outstanding immediately prior to such distribution, split, subdivision or combination such that each Shareholder shall have the same proportionate interest in the Company as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares will be proportionately adjusted.

Section 3.10 Fractional Shares. The Board of Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to, and carry the corresponding fraction of, the rights, powers (including voting power), preferences, qualifications, limitations, restrictions, obligations, duties and other attributes of a whole Share. If more than one fraction of a Share of the same class or series is issued to or acquired by the same holder, such fractions shall be accumulated. Notwithstanding the foregoing, if any Share distribution or forward or reverse Share split would otherwise result in the issuance of fractional Shares, the Board of Directors may decide to (i) round each such fractional Share to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share), (ii) pay cash in lieu of such fractional Shares equal to the Fair Value of such fractional Shares or (iii) cause all such fractional shares to be aggregated and sold on a National Securities Exchange and distribute the proceeds thereof pro rata to the Shareholders otherwise entitled to receive such fractional Shares.

Section 3.11 Fully Paid and Non-Assessable Nature of Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall represent validly issued, fully paid and non-assessable limited liability company interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware Act.

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

Section 4.1 Establishment and Maintenance of Capital Accounts. There shall be established for each Shareholder on the books of the Company as of the date such Shareholder becomes a Shareholder, a capital account (each, a “Capital Account”). Each Capital Contribution by any Shareholder, if any, shall be credited to the Capital Account of such Shareholder on the date such Capital Contribution is made to the Company. In addition, each Shareholder’s Capital Account shall be (a) credited with (i) such Shareholder’s allocable share of any Net Income (or items thereof) of the Company, and (ii) the amount of any Company liabilities that are assumed by the Shareholder or secured by any Company property distributed to the Shareholder and (b) debited with (i) the amount of distributions (and deemed distributions) to such Shareholder of cash or the fair market value of other property so distributed, (ii) such Shareholder’s allocable share of Net Loss (or items thereof) of the Company, and (iii) the amount of any liabilities of the Shareholder assumed by the Company or which are secured by any property contributed by the Shareholder to the Company. Any other item which is required to be reflected in a Shareholder’s Capital Account under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Board of Directors shall make such adjustments to Capital Accounts as it determines to be appropriate to ensure allocations are made in accordance with a Shareholder’s interest in the Company. Interest shall not be payable on Capital Account balances. The Company Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations Sections 1.704-1 and 1.704-2 and, to the extent not inconsistent with such regulation, the provisions of this Agreement. A transferee of Shares shall succeed to a pro rata portion of the Capital Account of the transferor based on the number of Shares so transferred.

Section 4.2 Allocations

(a) Net Income (Loss) (including income, gain, loss, deduction and credit thereof) of the Company for each fiscal year shall be allocated to each Shareholder among the Capital Accounts of the Shareholders in a manner that as closely as possible gives economic effect to the manner in which distributions are made to the Shareholders pursuant to the provisions of Sections 4.3 and 8.3, except as otherwise determined by the Board of Directors in order to comply with the Code or applicable regulations thereunder. Notwithstanding the foregoing, to the extent any allocation of Net Loss would cause any Shareholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), such allocation of Net Loss shall be reallocated among the other Shareholders pro rata in accordance with the number of Shares held by such Shareholders.

(b) Regulatory Allocations. Notwithstanding any other provision of this Section 4.2, the following special allocations shall be made for each taxable period:

(i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4.2, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Shareholder shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 4.2(b), each Shareholder’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.2(b) with respect to such taxable period (other than an allocation pursuant to Sections 4.2(b)(iii) and 4.2(b)(vi)). This Section 4.2(b)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Shareholder Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 4.2 (other than Section 4.2(b)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Shareholder Nonrecourse Debt Minimum Gain during any Company taxable period, any Shareholder with a share of Shareholder Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 4.2(b), each Shareholder’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.2(b), other than Section 4.2(b)(i) and other than an allocation pursuant to Sections 4.2(b)(v) and 4.2(b)(vi), with respect to such taxable period. This Section 4.2(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Shareholder unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulation, any deficit in the Adjusted Capital Account as quickly as possible; provided, however, that an allocation pursuant to this Section 4.2(b)(iii) shall be made only if and to the extent that such Shareholder would have a deficit in its Adjusted Capital Account after all other allocations provided for in this Section 4.2 have been tentatively made as if this Section 4.2(b)(iii) were not in this Agreement. This Section 4.2(b)(iii) is intended to comply with the qualified income offset provision in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

(iv) Gross Income Allocations. In the event any Shareholder has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Shareholder is required to restore pursuant to the provisions of this Agreement and (B) the amount such Shareholder is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Shareholder shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.2(b)(iv) shall be made only if and to the extent that such Shareholder would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 4.2 have been tentatively made as if this Section 4.2(b)(iv) were not in this Agreement.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Shareholders pro rata in accordance with the number of Shares held by such Shareholders. If the Board of Directors determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the other Shareholders, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Shareholder Nonrecourse Deductions. Shareholder Nonrecourse Deductions for any taxable period shall be allocated 100% to the Shareholder that bears the Economic Risk of Loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Shareholder bears the Economic Risk of Loss with respect to a Shareholder Nonrecourse Debt, such Shareholder Nonrecourse Deductions attributable thereto shall be allocated between or among such Shareholders in accordance with the ratios in which they share such Economic Risk of Loss.

(vii) Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Shareholders in a manner chosen by the Board of Directors and consistent with such Treasury Regulation.

(viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.

(1) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Shareholders that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.2(b)(ix). Therefore, notwithstanding any other provision of this Article IV (other than the Required Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Shareholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Shareholders.

(2) The Board of Directors shall, with respect to each taxable period, (A) apply the provisions of Section 4.2(b)(ix)(1) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (B) divide all allocations pursuant to Section 4.2(b)(ix)(1) among the Shareholders in a manner that is likely to minimize such economic distortions.

(c) For the proper administration of the Company and for the preservation of uniformity of the Shares (or any class or series thereof), the Board of Directors, as it determines in its sole discretion is necessary or appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law, may (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for U.S. federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Shares (or any class or classes thereof); and (iv) adopt and employ methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments, if any, under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Shareholders, (E) the provision of tax information and reports to the Shareholders, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of Shares and (J) tax compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies.

(d) The Board of Directors may adopt and employ such conventions and methods as it determines in its sole discretion to be appropriate for the determination for federal income tax purposes of each item of Company income, gain, loss, and deduction and the allocation of such items among Shareholders and between transferors and transferees under this Agreement and pursuant to the Code (including Section 706 of the Code) and the regulations or rulings promulgated thereunder. The Board of Directors may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(e) The Board of Directors shall determine all matters concerning allocations for tax purposes not expressly provided for herein.

(f) Allocations that would otherwise be made to a Shareholder under the provisions of this Section 4.2 shall instead be made to the beneficial owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors.

Section 4.3 Distributions to Record Holders.

(a) Subject to the applicable provisions of the Delaware Act and the terms of any Share Designation, distributions of cash or other assets of the Company may be paid to the Shareholders out of the Company’s assets legally available therefor only when, as and if determined by the Board of Directors.

(b) With respect to any distributions that may be declared by the Board with respect to Class A Common Shares or Class B Common Shares:

(i) If a distribution of cash or other assets (other than distributions payable in Shares or other voting securities of the Company, or Derivative Securities) is declared or paid on the Class A Common Shares or the Class B Common Shares, then a like distribution of cash or such other assets shall also be concurrently declared or paid, as the case may be, on the Class B Common Shares or the Class A Common Shares, respectively, in an equal amount per Share, and such distribution shall be paid to the holders of Class A Common Shares and Class B Common Shares on a pro rata basis.

(ii) If a distribution payable in Class A Common Shares or Derivative Securities with respect to Class A Common Shares is declared or paid on the Class A Common Shares, then a like distribution payable in Class B Common Shares or Derivative Securities with respect to Class B Common Shares, as the case may be, shall also be declared or paid on the Class B Common Shares in an equal amount per Share.

(iii) If a distribution payable in Class B Common Shares or Derivative Securities with respect to Class B Common Shares is declared or paid on the Class B Common Shares, then a like distribution payable in Class A Common Shares or Derivative Securities with respect to Class A Common Shares, as the case may be, shall also be declared or paid on the Class A Common Shares in an equal amount per Share.

(c) Notwithstanding this Section 4.3, in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).

(d) Pursuant to Section 7.3, the Company is authorized to withhold from payments or other distributions to the Shareholders, and to pay over to any U.S. federal, state or local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other Law. All amounts withheld with respect to any payment or other distribution by the Company to the Shareholders and paid over to any U.S., federal, state or local government or any non-U.S. taxing authority shall be treated as amounts paid to the Shareholders with respect to which such amounts were withheld pursuant to this Section 4.3(d) or Section 8.3 for all purposes under this Agreement.

(e) No distribution shall bear interest.

(f) Notwithstanding anything to the contrary in this Agreement, each distribution in respect of any Shares shall be made by the Company, directly or through the Transfer Agent or through any other Person, only to the Record Holder of such Shares as of the Record Date set for such distribution. Any distribution in accordance with the foregoing shall constitute full payment and satisfaction of any liability that the Company might have in respect of such distribution, regardless of any claim of any Person who may have an interest in such distribution by reason of an assignment or otherwise.

ARTICLE V

MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Power and Authority of Board of Directors.

(a) Except as set forth in Section 11.1(e) and for such matters that, pursuant to the express provisions of this Agreement, require Shareholder Approval, the Company shall be managed by or under the direction of a board of directors (the “Board of Directors” or “Board”), which shall have the power and authority to manage and oversee the conduct of the Company’s business and affairs. As provided in Section 5.19(a), the Board of Directors shall have the power and authority to appoint Officers and delegate such power and authority to Officers as shall be determined by the Board. No Shareholder, by virtue of its status as such, shall have any power or authority to conduct or manage the business and affairs of the Company. No resolution passed by the Company at a meeting of Shareholders shall invalidate any prior act of the Board of Directors that would have been valid if such resolution had not been passed.

(b) Except as otherwise expressly provided in this Agreement, in addition to the powers that now or hereafter can be granted to managers under the Delaware Act and all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority, without any requirement for approval or consent of any Shareholders, to take all actions, and direct the Officers to take all actions, as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including, without limitation, the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the Company or its assets;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company;

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the Company’s purposes (as set forth in Section 2.4), including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Shareholder of the Company or any of its Subsidiaries;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(vi) the declaration and payment of distributions of cash or other assets to Shareholders;

(vii) the selection and dismissal of Officers, employees, agents, outside attorneys, accountants, advisors, consultants and contractors and the determination of their compensation and other terms of employment or engagement;

(viii) the creation and operation of employee benefit plans, employee programs and employee practices;

(ix) the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;

(x) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity (or series thereof) or arrangement;

(xi) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(xii) the indemnification of any Person against liabilities and contingencies to the extent permitted by Law;

(xiii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such National Securities Exchange;

(xiv) the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or Derivative Securities;

(xv) the undertaking of any action in connection with the Company’s interest or participation in any Group Member;

(xvi) the undertaking of any merger, division, consolidation or other similar transaction involving the Company with or into another Person, or the conversion of the Company into a corporation or other entity (except to the extent set forth in Article X); and

(xvii) the execution and delivery of agreements with Affiliates of the Company to render services to a Group Member.

Section 5.2 Number, Qualification, Term and Election of Directors.

(a) The number of Directors comprising the Board of Directors shall be fixed by the Board of Directors from time to time (and if no minimum number of Directors shall have been fixed, the minimum number of Directors shall be one (1)). There shall be no maximum number of Directors.

(b) As of the Effective Time, the size of the Board of Directors shall be fixed at eight (8) Directors. From and after the Effective Time, the following individuals shall be Directors, to serve in accordance with the terms of this Agreement until their successors have been duly elected or appointed, as applicable (or their earlier resignation, death or removal in accordance with the terms of this Agreement): Saul A. Fox, Cynthia Y. Valko, James D. Wehr, Bruce R. Lederman, Jason B. Hurwitz, Michele A. Colucci, Joseph W. Brown and Seth J. Gersch.

(c) The Board of Directors may, from time to time, elect a Director to serve as the chairman of the Board of Directors (such Director, in such capacity, the “Chairman of the Board”), who shall have such power and authority, in his capacity as Chairman of the Board, as set forth in this Agreement. The Board of Directors may also from time to time delegate to the Chairman of the Board such other power and authority as shall be determined by the Board from time to time. As of the Effective Time, the Chairman of the Board shall be Saul A. Fox.

(d) Each Director shall serve a one (1) year term of office, and each member of the Board of Directors shall be elected or, with respect to Designated Directors, appointed annually at each annual meeting of Shareholders (or any special meeting of Shareholders called for the purpose of electing Directors), in accordance with the terms of this Agreement. Directors need not be Shareholders.

(e) Except with respect to the Designated Directors (who shall be appointed in accordance with Section 5.3), and subject to such rights as may be provided in any Share Designation with respect to the right of Shareholders of any class or series of Shares to nominate and elect a specified number of Directors in certain circumstances, individuals nominated for election as Directors in accordance with Section 5.9 or Section 11.14, if applicable, shall be elected to serve on the Board of Directors by a plurality of the voting power of the Outstanding Voting Shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of Shareholders.

(f) The Board of Directors (and each committee thereof) shall at all times contain a sufficient number of Independent Directors such that the Board of Directors complies with the requirements of the National Securities Exchange on which the Company’s Shares are then listed as well as the requirements of the Exchange Act and any other applicable Law relating to “independent directors,” in each case, unless an exception or exemption thereto applies to the Company (in which case the Board of Directors shall at all times contain at least that number of “independent directors” that is required for companies for whom such exception or exemption applies).

Section 5.3 Appointment of Designated Directors.

(a) Notwithstanding anything to the contrary set forth in this Agreement, if, at any time, there shall be a Class B Majority Shareholder, then, in connection with each annual meeting of Shareholders (or special meeting of Shareholders called for the purpose of electing Directors), as applicable, such Class B Majority Shareholder shall be entitled to appoint a number of Directors to serve on the Board of Directors (such Directors, the “Designated Directors”) as shall be equal to the Class B Majority Shareholder Percentage of the total number of Directors then constituting the Board of Directors, rounded up to the nearest whole number of Directors. Such appointment shall be effected by notice thereof delivered by the Class B Majority Shareholder to the Company specifying the individuals to be appointed to serve as Designated Directors (a “Designated Director Notice”).

(b) Any such appointment of Designated Directors by the Class B Majority Shareholder shall take effect as of the date of the applicable annual meeting of Shareholders (or special meeting of Shareholders called for the purpose of electing Directors), or such other date as may be set forth in the Designated Director Notice. The Board of Directors shall take, and cause the Officers to take, any and all necessary actions to effectuate such appointment(s), including, for the avoidance of doubt, providing all notices to Shareholders as may be required pursuant to any obligations of the Company under applicable Law.

(c) Where a Designated Director is removed pursuant to Section 5.4(c), the Class B Majority Shareholder may, within such notice or in subsequent notice, and provided that such Class B Majority Shareholder holds, beneficially or of record, in aggregate the necessary percentage of voting power in respect of the then-issued Shares at that time to be permitted to appoint another Designated Director in accordance with this Section 5.3, appoint a new Designated Director to fill such vacancy for the remainder of the removed Designated Director’s term, and the Board of Directors shall take, and cause the Company to take, any and all necessary actions to effectuate such appointment, including, for the avoidance of doubt, providing all notices to Shareholders as may be required pursuant to any obligations of the Company under applicable Law.

Section 5.4 Resignations and Removals of Directors.

(a) Any Director may resign from the Board of Directors (or any committee thereof) at any time, by delivering notice thereof to the Chairman of the Board, if there be one, or to the Chief Executive Officer or the Secretary of the Company and, in the case of a Board committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately. Unless otherwise specified in such notice of resignation, the acceptance of such resignation by the Board, the Company or otherwise shall not be required to make such resignation effective. Upon the effectiveness of any Director’s resignation from the Board of Directors, such Director shall automatically cease to be a member of any and all Board committees.

(b) Except with respect to Designated Directors (who shall be subject to Section 5.4(c), and subject to any rights provided in any Share Designation with respect to the removal of Directors elected by any holders of any class or series of Shares, any Director may be removed from office at any time, with or without cause, with Shareholder Approval.

(c) Designated Directors shall only be removed from office, with or without cause, by the Class B Majority Shareholder, upon delivery of notice thereof by the Class B Majority Shareholder to the Chairman of the Board, if there be one, or to the Chief Executive Officer or the Secretary. No other Shareholder (nor any other Person) shall have the power or authority to remove any Designated Director from office at any time or for any reason.

Section 5.5 Vacancies.

(a) Subject to Section 5.3, any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director, based on the recommendation of the Chairman of the Board (if there be one); provided, however, that if there shall be a Class B Majority Shareholder, then any such vacancy may be filled by the Class B Majority Shareholder if, and to the extent, necessary to ensure that the number of Designated Directors, after giving effect to the filling of such vacancy, shall be equal to the Class B Majority Shareholder Percentage of the total number of Directors then constituting the Board of Directors, rounded up to the nearest whole number of Directors.

(b) Any vacancy resulting from the resignation, death or removal of a Director in accordance with the terms hereof shall be filled as follows:

(i) All vacancies resulting from the resignation, death or removal of a Designated Director shall be filled only by the Class B Majority Shareholder to be effected by the Class B Majority Shareholders’ delivery of a Designated Director Notice to the Company; and

(ii) Subject to such rights as may be provided in any Share Designation with respect to the rights of Shareholders of any class or series of Shares to nominate and elect a specified number of Directors in certain circumstances, any vacancies resulting from the resignation, death or removal of a Director other than a Designated Director shall be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director, based on the recommendation of the Chairman of the Board (if there be one).

(c) Any Director elected to fill a vacancy shall hold office until the next annual meeting of Shareholders, and until such Director’s successor is duly elected and qualified, or until such Director’s earlier death, resignation or removal.

Section 5.6 Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware, and may adjourn and otherwise regulate their meetings and procedures as they shall determine. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, with each Director entitled to one (1) vote on all matters; provided, that in the event of a tie vote, the Chairman of the Board shall be entitled to cast the deciding vote. Regular meetings of the Board of Directors or any committee thereof may be held at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or by a majority of the Directors. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, or a majority of the Directors serving on such committee. Notice of any regular or special meeting stating the place, date and hour of the meeting and the general nature of the business to be considered at such meeting shall be given to each Director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours before the date of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances; provided, that such notice requirements shall be waived by any Director who actually attends such meeting.

Section 5.7 Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a Director chosen by a majority of the Directors present, shall act as chairman of such meeting. Except as provided below, the Secretary of the Company shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any Person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any Person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Company may, but need not if such committee so elects, serve in such capacity.

Section 5.8 Quorum. Except as otherwise required by applicable Law or any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the Directors in office or a majority of the Directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for that meeting.

Section 5.9 Nomination of Directors. Except (i) with respect to Designated Directors, who shall be designated by the Class B Majority Shareholder as set forth in Section 5.3, and (ii) as may be otherwise provided in any Share Designation with respect to the right of Shareholders of any class or series of Shares to nominate and elect a specified number of Directors in certain circumstances, only persons who are nominated for election to the Board of Directors (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by Shareholders meeting the requirements, and in accordance with the procedures, set forth in Section 11.14, shall be eligible for election as Directors of the Company.

Section 5.10 Actions of the Board by Consent. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a majority of the Directors then in office, or a majority of the members then serving on such committee, as the case may be, execute and deliver one or more consents thereto, and such consent is recorded with the minutes of proceedings of the Board of Directors or such committee. For the avoidance of doubt, any such consent may be executed by a Director by electronic signature, which consent may be delivered to the Company by electronic transmission.

Section 5.11 Meeting by Means of Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of telephone, video, electronic or similar communication by way of which all Persons participating in such meeting can communicate with each other simultaneously, and participation in a meeting pursuant to this Section 5.11 shall constitute presence in person at such meeting.

Section 5.12 Committees.

(a) The Board of Directors may, by resolution from time to time, designate one (1) or more committees of the Board, with each committee to consist of one (1) or more Directors of the Company. Members of each Board committee shall be selected by the Board of Directors from time to time; provided that, for so long as there shall be a Class B Majority Shareholder, such Class B Majority Shareholder shall have the sole right to designate a number of members of each such Board committee as shall equal the Class B Majority Shareholder Percentage of the total number of Directors comprising such committee, rounded up to the nearest whole number of Directors; provided, that each such committee member designated by the Class B Majority Shareholder shall be an individual then serving as a Designated Director. Notwithstanding the foregoing, each member of a committee must be a Director meeting the requirements for membership on such committee, if any, imposed by applicable Law and any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading.

(b) The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee; provided that, for so long as there shall be a Class B Majority Shareholder, such Class B Majority Shareholder shall have the sole right to designate any such alternate committee member to replace any Designated Director that is a member of such committee in the event such Designated Director is absent or disqualified at any meeting of such committee. Subject to applicable Law and any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors (or the Class B Majority Shareholder, as applicable), of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

(c) No Designated Director serving on a committee of the Board of Directors may be removed from such committee other than by the Class B Majority Shareholder. In the event of such removal, or any resignation, of a Designated Director serving on a committee of the Board of Directors, the resulting vacancy on such committee shall be filled only by the designation by the Class B Majority Shareholder of a Designated Director to fill such vacancy.

(d) Any committee, to the extent permitted by applicable Law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Subject to any requirements or procedures set forth in the resolution of the Board of Directors establishing such committee, matters arising at any meeting of a committee shall be determined by a majority of the votes of the committee members present and voting; provided, that in the event of a tie vote, the chairman of such committee shall be entitled to cast the deciding vote. Each committee may meet and adjourn as it determines, and shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article V, the resolution of the Board of Directors establishing any committee of the Board of Directors or the charter of any such committee may establish requirements or procedures relating to the governance or operation of such committee that are different from, or in addition to, those set forth in this Agreement and, to the extent that there is any inconsistency between this Agreement and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 5.13 Attorneys; Authorized Signatories. The Board of Directors may, from time to time and at any time, by power of attorney or otherwise, appoint any Person or body of Persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys (each, an “Attorney”) or authorized signatory or authorized signatories (each, an “Authorized Signatory”) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Board of Directors under this Agreement) and for such period and subject to such conditions as the Board of Directors may determine, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorized Signatory as the Directors may determine, and may also authorize any such Attorney or Authorized Signatory to delegate all or any of the powers, authorities and discretion vested in such Person.

Section 5.14 Compensation. The Directors may be reimbursed or advanced their expenses incurred in connection with or relating to their services on the Board of Directors or any committee thereof, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof or a stated salary or such other compensation for service as a Director, payable in cash or securities, as may be determined by the Board of Directors (or a duly authorized committee thereof) at any time and from time to time by resolution, No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Chairpersons or members of special or standing committees may be allowed like compensation for such services.

Section 5.15 Elimination of Fiduciary Duties; Standard of Conduct.

(a) To the fullest extent permitted by the Delaware Act, no Covered Person shall have any duties, at Law or in equity, including any fiduciary duties, to the Company, any Shareholder or any other Person, arising out of, relating to, or in connection with the Company, the conduct of the Company’s business and affairs, or any action or omission taken or omitted to be taken, or consent or approval given or withheld, in each case, in such Person’s capacity as a Covered Person, whether pursuant to this Agreement or otherwise, other than those duties (if any) expressly set forth in this Agreement. Each Shareholder shall be deemed to have notice of and to have consented to the provisions of this Section 5.15(a) and to the elimination of duties set forth herein, and renounces any and all rights such Shareholder may have to challenge any action (or inaction) by any Covered Person on the basis of any duty eliminated pursuant to this Section 5.15(a).

(b) Notwithstanding any other provision of this Agreement or any applicable provision of Law or in equity, whenever the Board of Directors or any Covered Person takes any action (or omits to take any action), or is permitted or required to make any decision or determination with respect to the Company or its business and affairs, whether pursuant to the terms of this Agreement or otherwise, then, to the fullest extent permitted by Law, the Board of Directors and each Covered Person shall be entitled to take such action (or omit to take such action), or to make such decision or determination, in its sole and absolute discretion, and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any of the Shareholders, any of their respective Affiliates or any other Person, and shall not be subject to any other or different standards that may otherwise apply under applicable Law or in equity. For all purposes of this Agreement, each Covered Person (acting in its capacity as such) and the Board of Directors, acting on behalf of the Company or in connection with the Company’s business and affairs, shall be conclusively presumed to be acting in good faith if such Person (or, in the case of the Board of Directors, a majority of the Directors participating in the decision) subjectively believe(s) that the action taken (or omitted to be taken), the consent or approval given or withheld, or the decision or determination made or not made, is in or is not opposed to the best interests of the Company.

(c) The Board of Directors shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the duly authorized Officers, consultants, advisors and agents of the Company, and the Board of Directors shall not be responsible for the misconduct or negligence on the part of any such Officer, consultant, advisor, or agent.

Section 5.16 Exculpation and Indemnification.

(a) To the fullest extent permitted by the Delaware Act, no Covered Person, shall be liable to the Company, any Shareholder or any other Person (including any Person who holds any Derivative Securities) for monetary damages for breach of duties (including fiduciary duties, which, for the avoidance of doubt, shall not apply, as provided in Section 5.15), except if and to the extent that there has been a final, non-appealable determination, in a proceeding brought in accordance with Section 12.10, that, in connection with the matter in question, such Covered Person engaged in Fraud.

(b) To the fullest extent permitted by the Delaware Act, each Indemnified Person shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred in connection with, or arising out of, any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), and whether formal or informal and including appeals, in which such Indemnified Person is, was or may be involved, or is threatened to be involved, as a party, a witness or otherwise, by reason of such Person’s status as an Indemnified Person, whether arising from any act or omission, any consent or approval given or withheld, or otherwise relating to the Company or its business and affairs; provided, however, that no Indemnified Person shall be indemnified or held harmless if and to the extent that there has been a final, non-appealable determination, in a proceeding brought in accordance with Section 12.10, that, in respect of the matter for which the Indemnified Person is seeking indemnification pursuant to this Section 5.16, the Indemnified Person engaged in Fraud. Notwithstanding the foregoing, except as otherwise provided in Section 5.16(d), the Company shall not be required to indemnify an Indemnified Person in connection with any claim, demand, action, suit or proceeding commenced (i) by such Person, unless the commencement of such claim, demand, action, suit or proceeding by such Person was authorized by the Board of Directors or (ii) by the Company against such Person upon the prior approval of the Board of Directors, in each case, except if and to the extent that such Indemnified Person is successful on the merits a final, non-appealable determination, in a proceeding brought in accordance with Section 12.10.

(c) Expenses (including reasonable legal fees and expenses) incurred by an Indemnified Person in connection with any claim, demand, action, suit or proceeding that may be subject to indemnification pursuant to Section 5.16(b) shall, from time to time, be advanced by the Company within thirty (30) days after a written request therefor, prior to a final and non-appealable determination that the Indemnified Person is not entitled to be indemnified, upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it ultimately shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to this Section 5.16.

(d) If a claim for indemnification or advancement of expenses under this Section 5.16 is not paid in full within thirty (30) days after a written claim therefor by an Indemnified Person has been received by the Company, such Indemnified Person may file a claim, in a proceeding brought in accordance with Section 12.10, to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees.

(e) The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.16 shall not be deemed exclusive of, nor be deemed in limitation of, any other rights to which any Indemnified Person may be entitled under this Agreement, or any other agreement, vote of Shareholders or Disinterested Directors or otherwise, and such indemnification and advancement of expenses shall continue as to an Indemnified Person who has ceased to serve in such capacity. For the avoidance of doubt, and without limiting the generality of the foregoing, to the fullest extent now or hereafter permitted by applicable Law, the Company may enter into one or more agreements with any Person that provide for indemnification greater than or different than that provided pursuant to this Section 5.16.

(f) The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Indemnified Person or any other Officer or other Person against any liability asserted against such Person and incurred by such Person in any capacity in connection with the Company or its business and affairs, or arising out of an Indemnified Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.16.

(g) This Section 5.16 shall not limit the right of the Company, to the fullest extent and in the manner permitted by applicable Law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnified Persons (including, for the avoidance of doubt, any Officer, employee or agent of the Company or any director, manager, officer, partner, employee, consultant or agent of any Group Member).

(h) Each Covered Person and Officer shall, in the performance of his or her duties, or in taking any action (or omitting to take any action) or in connection with any consent or approval given or withheld, or otherwise relating to the Company or its business and affairs, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company, or committees of the Board of Directors, or by any other Person (including legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors) as to matters that the Covered Person or Officer reasonably believes are within such Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Any action taken or omitted to be taken in reliance upon the opinion or advice (including an Opinion of Counsel) of such Persons shall be conclusively presumed to have been taken or omitted in good faith. Each Covered Person and Officer may rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document presented to the Board of Directors or such other Covered Person or Officer and believed by such Director or other Covered Person or Officer to be genuine and to have been signed or presented by the appropriate party or parties.

(i) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.16 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was not otherwise prohibited by the terms of this Agreement.

(j) The provisions of this Section 5.16 are for the benefit of the Indemnified Persons and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(k) Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan, any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the United States Department of Labor, restitutions to such plan, trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.16, to the maximum extent permitted by Law.

(l) Any indemnification pursuant to this Section 5.16 shall be made only out of the assets of the Company. In no event shall any of the Shareholders or any other Covered Person be subject to personal liability by reason of any claim for indemnification by any Person, whether pursuant to the indemnification provisions set forth in this Agreement or otherwise.

(m) The provisions of this Section 5.16 shall be deemed to be a contract between the Company and each Indemnified Person for so long as this Section 5.16 and the relevant provisions of applicable Law remain in effect, and no amendment, modification or repeal of this Section 5.16 or any other provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnified Person to receive indemnification and advancement of expenses from the Company, nor the obligations of the Company to indemnify, or advance the expenses of, any such Indemnified Person under and in accordance with the provisions of this Section 5.16 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) is dissolved, then, in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume all of the obligations of the Company set forth in this Section 5.16.

(n) If this Section 5.16 or any portion of this Section 5.16 shall be invalidated on any ground by a final, non-appealable determination, in a proceeding brought in accordance with Section 12.10, the Company shall nevertheless indemnify each Indemnified Person, to the fullest extent permitted by any applicable portion of this Section 5.16 that shall not have been invalidated.

Section 5.17 Resolution of Conflicts of Interest; Interested Directors.

(a) Unless otherwise expressly provided in this Agreement, whenever an actual or potential conflict of interest exists or arises in connection with any transaction, activity, arrangement, circumstance or other matter between one or more Shareholders or Directors, or any of their respective Affiliates, on the one hand, and the Company or any Group Member, on the other hand (each, a “Conflict Matter”), any resolution or course of action determined or approved by the Board of Directors, or a committee of the Board of Directors, in respect of such Conflict Matter shall be permitted and deemed approved by all Shareholders, and shall not constitute a breach of this Agreement or of any duty stated or implied by Law or equity, including any fiduciary duty (which, for the avoidance of doubt, shall not apply, as provided in Section 5.15), if the resolution or course of action in respect of such Conflict Matter is (i) approved by Special Approval, (ii) approved by the vote of holders of Outstanding Voting Shares representing a majority of the total votes that may be cast by all Outstanding Voting Shares that are held by Persons that do not have an interest in such Conflict Matter, (iii) on terms that, when taken together in their entirety, are no less favorable to the Company or any Group Member, as applicable, than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company or Group Member, as applicable). The Board of Directors shall be authorized, but not required, in connection with its resolution of any Conflict Matter to seek Special Approval of such resolution pursuant to clause (i) of the preceding sentence or the approval of the disinterested holders of Outstanding Voting Shares pursuant to clause (ii) of the preceding sentence, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval or the approval of the disinterested holders of Outstanding Voting Shares. Failure to seek Special Approval or the approval of the disinterested holders of Outstanding Voting Shares shall not be deemed to indicate that a conflict of interest exists or that Special Approval or the approval of the disinterested holders of Outstanding Voting Shares could not have been obtained. If approval pursuant to clause (i) above is obtained, or if the Board of Directors determines that the resolution or course of action taken with respect to a Conflict Matter satisfies either of the standards set forth in clause (iii) or (iv) above, then it shall be presumed that, in making its determination, the Conflicts Committee or Board of Directors, as applicable, acted in good faith, and in any proceeding brought by any Shareholder or by or on behalf of such Shareholder or any other Shareholder or the Company challenging such determination, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption and shall be required to prove that the Conflicts Committee or Board of Directors, as applicable, in making such determination, did not subjectively believe that the resolution or course of action taken with respect to such Conflict Matter was in or not opposed to the best interests of the Company.

(b) In furtherance of, and without limiting the generality of, Section 5.17(a):

(i) Shareholders and Directors, and any of their respective Affiliates, may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the Shareholders or Directors, or any of their respective Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the Board of Directors may determine, in each case, on terms that are fair and reasonable to the Company; provided, however, that the requirements of this Section 5.17(b)(i) shall be deemed conclusively satisfied and not a breach of any duty hereunder or existing at Law, in equity or otherwise as to any transaction approved in accordance with Section 5.17(a);

(ii) Affiliates of the Shareholders and Affiliates of the Directors may render services to a Group Member or to the Board of Directors in the discharge of its duties as manager of the Company, and any services rendered to a Group Member by an Affiliate of the Shareholders or an Affiliate of the Directors shall be on terms that are fair and reasonable to the Company; provided, however, that the requirements of this Section 5.17(b)(ii) shall be deemed conclusively satisfied and not a breach of any duty hereunder or existing at Law, in equity or otherwise as to any transaction approved in accordance with Section 5.17(a); and

(iii) Shareholders and Directors, and any of their respective Affiliates, may transfer any property to, or purchase any property from, the Company, directly or indirectly, pursuant to transactions that are fair and reasonable to the Company; provided, however, that the requirements of this Section 5.17(b)(iii) shall be deemed conclusively satisfied and not a breach of any duty hereunder or existing at Law, in equity or otherwise as to any transaction approved in accordance with Section 5.17(a), and with respect to any contribution of assets to the Company in exchange for Shares or Derivative Securities, the Conflicts Committee (if utilized), in determining whether the appropriate number of Shares or Derivative Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the Shareholders against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

(c) The Shareholders hereby authorize the Board of Directors or the Conflicts Committee of the Board of Directors, on behalf of the Company, in its capacity as a partner or member of a Group Member, to approve of actions with respect to such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 5.17.

(d) For the avoidance of doubt, no Conflict Matter in which one or more of the Company’s Directors or Officers are directors or officers or have a financial interest, shall be void or voidable solely by reason thereof, or solely because such Director or Officer is present at or participates in the meeting of the Board of Directors or the Conflicts Committee which authorizes the Conflict Matter, or solely because any such Director’s or Officer’s vote is counted for such purpose. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of the Conflicts Committee which authorizes such Conflict Matter. For the avoidance of doubt, a Director may vote in respect of any Conflict Matter notwithstanding that such Director may be interested therein, and if such Directors does so, his or her vote shall be counted in respect thereof.

(e) A Director may hold any other office of the Company or any other Group Member in conjunction with his or her office of Director, for such period and on such terms (as to compensation and otherwise) as the Board of Directors may determine, and no Director or proposed Director shall be disqualified due to his or her holding of such office from contracting with, or being interested, directly or indirectly, in any Conflict Matter with, the Company or any other Group Member, either with regard to his or her tenure of any such office or as vendor, purchaser or otherwise, nor shall any such Conflict Matter entered into by or on behalf of the Company or any other Group Member in which any Director is in any way interested be liable to be voided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profits or advantages realized by any such contract or arrangement by reason of such Director holding that office. A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting of the Board of Directors whereat he or she or any other Director is appointed to hold any such office under the Company or any Group Member or whereat the terms of any such appointment are arranged, and he or she may vote on any such appointment or arrangement.

Section 5.18 Loans and Contributions Between Group Members. Any Group Member may lend or contribute funds to any other Group Member, and any Group Member may borrow funds from any other Group Member, in each case, on terms and conditions determined by the Board of Directors. The foregoing authority shall be exercised by the Board of Directors and shall not create any right or benefit in favor of any Group Member or any other Person.

Section 5.19 Officers.

(a) The Board of Directors or any duly authorized committee thereof shall have the power and authority to appoint from time to time any Person, whether or not a Director, to hold such office in the Company as the Board of Directors or such committee deems necessary for the administration of the Company, including a Chief Executive Officer and any number of Executive Vice Presidents or Vice Presidents as the Board of Directors or such committee shall determine. The Board of Directors, or any such duly authorized committee, may from time to time delegate to the Chief Executive Officer the power and authority to appoint Officers other than Executive Officers, and to prescribe their respective powers, authorities and duties. Such Persons so appointed by the Board of Directors or any duly authorized committee thereof (or by the Chief Executive Officer, as applicable) shall be referred to as “Officers.” Any number of offices may be held by the same Person, unless otherwise prohibited by the Delaware Act or this Agreement. The Officers need not be Shareholders nor, except in the case of the Chairman of the Board, do such Officers need to be Directors of the Company.

(b) Each Officer shall have such title, power, authority and duties as determined from time to time by the Board of Directors (or any duly authorized committee thereof) or (other than with respect to Executive Officers) by the Chief Executive Officer. The Chairman of the Board, if there be one, shall preside at all meetings of Shareholders and meetings of the Board of Directors.

(c) The Officers shall hold their offices for such terms as shall be determined from time to time by the Board of Directors (or any duly authorized committee thereof). Each Officer shall hold office until such Officer’s successor is elected and qualified, or until such Officer’s earlier death, resignation or removal. Any Officer may resign at any time upon delivery of notice to the Company. Any Officer, agent or employee of the Company may be removed at any time with or without cause by the Board of Directors (or duly authorized committee thereof) or (other than with respect to Executive Officers) by the Chief Executive Officer. The appointment of any Director to the office of Chairman of the Board shall ipso facto terminate if such Chairman of the Board ceases for any reason to be a Director. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors (or duly authorized committee thereof) or (other than with respect to Executive Officers) by the Chief Executive Officer. The compensation (whether by way of salary, commission, participation in profits, any combination of the foregoing or otherwise) of all Officers shall be fixed (i) by the Board of Directors (or a duly authorized committee thereof) or (ii) other than with respect to Executive Officers, by the Chief Executive Officer or any other Officer(s) of the Company to whom such authority has been delegated by the Board of Directors (or a duly authorized committee thereof) or the Chief Executive Officer.

(d) Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by any Officer authorized to do so by the Board of Directors, and any such Officer may, in the name of and on behalf of the Company, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of securityholders of any corporation or other entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. Each of the foregoing instruments may be executed by electronic signature and may be delivered by electronic transmission. The Board of Directors may, by resolution, from time to time, confer like powers upon any other Person or Persons.

Section 5.20 Business Opportunities.

(a) The Company and each Shareholder recognizes and anticipates that Shareholders and Directors who are not Officers or employees of the Company or any other Group Member (“Non-Employee Directors”) and the Affiliates of such Shareholders and Non-Employee Directors may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company or any other Group Member, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company or any other Group Member, directly or indirectly, may engage, except to the extent otherwise set forth in a binding agreement entered into between a Shareholder or Non-Employee Director, on one hand, and the Company or any other Group Member, on the other hand.

(b) None of the Shareholders or Non-Employee Directors, nor any of their respective Affiliates (collectively, the “Identified Persons” and, individually, an “Identified Person”), shall have any obligation or duty to refrain from, directly or indirectly, (i) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (ii) otherwise competing with the Company or any of its Affiliates, except to the extent otherwise set forth in a binding agreement entered into between an Identified Person, on one hand, and the Company or any other Group Member, on the other hand. The Company and each Shareholder hereby renounce any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be available to an Identified Person and the Company or any of its Affiliates, except as provided in Section 5.20(c). Subject to Section 5.20(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be available to it, her or him and the Company or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates.

(c) Notwithstanding the foregoing provisions of this Section 5.20, the Company and the Shareholders do not renounce any interest in any business opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Person solely in his or her capacity as a Director, and the provisions of Section 5.20(b) shall not apply to any such business opportunity.

(d) Except as set forth in Section 5.20(c) and except to the extent otherwise set forth in a binding agreement entered into between a Shareholder or Non-Employee Director, on one hand, and the Company or any other Group Member, on the other hand, (i) each Identified Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Company or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at Law, in equity or otherwise to the Company, any Group Member or any Shareholder; (ii) the Identified Persons shall have no obligation under this Agreement or as a result of any duty otherwise existing at Law, in equity or otherwise to present business opportunities to the Company or any Group Member; and (iii) neither the doctrine of “corporate opportunity” nor any analogous doctrine shall apply to any Identified Person.

(e) Each Shareholder shall be deemed to have notice of and to have consented to the provisions of this Section 5.20.

Section 5.21 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors (or any duly authorized committee thereof, acting within the scope of its authority granted pursuant to Section 5.12) and any Officer authorized in accordance with this Agreement to act on behalf of and in the name of the Company, has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors (or such committee) or any Officer as if the Board of Directors (or such committee) or the Officer were the Company’s sole party in interest, both legally and beneficially. Each Shareholder hereby irrevocably waives, to the fullest extent permitted by Law, any and all defenses or other remedies that may be available against any Person to contest, negate or disaffirm any action of the Board of Directors (or any duly authorized committee thereof, acting within the scope of its authority granted pursuant to Section 5.12) or any Officer in connection with any dealing. In no event shall any Person dealing with the Board of Directors (or any duly authorized committee thereof, acting within the scope of its authority granted pursuant to Section 5.12) or any Officer be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Board of Directors (or such committee) or any Officer. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors (or any duly authorized committee thereof, acting within the scope of its authority granted pursuant to Section 5.12) or any Officer, each of which may be so executed by electronic signature and delivered by electronic transmission, shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1 Records and Accounting. The Board of Directors shall cause to be kept appropriate books and records with respect to the Company’s business and affairs. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Shareholders, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device.

Section 6.2 Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31, unless otherwise required by the Code or determined by the Board of Directors, as permitted by Law.

Section 6.3 Reports; Confidential Information.

(a) The Shareholders’ rights to information shall be limited to such information as shall be included in reports and other documents filed by the Company with the Commission from time to time, and such tax information (if any) required to be provided by the Company to its Shareholders, and no Shareholder shall have any right to obtain or access any other information, including any books and records, of the Company or the other Group Members. Each Shareholder is deemed to have notice of and to have consented to the restrictions set forth in this Section 6.3 and pursuant to Section 18-305(g) of the Delaware Act, the rights to information granted in this Section 6.3 shall replace, to the fullest extent permitted by Law, any rights to information provided for in Section 18-305(a) of the Delaware Act or otherwise provided under applicable Law.

(b) The Company may keep confidential from the Shareholders, for such period of time as the Company determines, (i) any information that the Company reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Company believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by Law or by agreement with any third party to keep confidential.

ARTICLE VII

TAX MATTERS

Section 7.1 Tax Returns and Information. The Company shall use commercially reasonable efforts to timely file all returns of the Company that are required for U.S. federal, state and local income tax purposes. The Officers shall use commercially reasonable efforts to furnish to all Shareholders necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company directly or indirectly holds an interest. Each Shareholder hereby agrees that, to the fullest extent permitted by applicable Law, none of the Company, the Directors, the Officers, or the Indemnified Persons shall have any liability to any Shareholder for any errors, omissions, inaccuracies, mis-statements, delays, failures, or any other faults with respect to any tax information with respect to the Company delivered, or failed to be delivered, to any Shareholder (including, for the avoidance of doubt, any IRS Schedule K-1). Each Shareholder agrees to file all U.S. federal, state and local tax returns required to be filed by it in a manner consistent with the information provided to it by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal, state and local income tax purposes.

Section 7.2 Tax Elections. Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make or refrain from making any elections permitted by the Code, including whether to make or refrain from making the election provided for in Section 754 of the Code and whether the Company is to be classified as a partnership or an association for U.S. federal income tax purposes, and any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions. Notwithstanding anything otherwise to the contrary herein, for the purposes of computing the adjustments under Section 743(b) of the Code, the Board of Directors shall be authorized to adopt such conventions as it deems appropriate for determining the price paid by a transferee of a Share without regard to the actual price paid by such transferee.

Section 7.3 Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required, necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. Law, including pursuant to Sections 1441, 1442, 1444, 1446 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution to any Shareholder (including by reason of Section 1446 of the Code), the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Sections 4.3 or 8.3 in the amount of such withholding from or with respect to such Shareholder or the amounts paid over as an expense of the Company to be borne by Shareholders generally.

Section 7.4 Partnership Representative.

(a) For each taxable year of the Company, the Board of Directors shall cause the Company to appoint a “partnership representative” of the Company within the meaning of Section 6223 of the Code (the “Partnership Representative”). The Board of Directors is hereby authorized to take any actions necessary under the Revised Audit Rules or other guidance to designate the Partnership Representative with respect to each taxable year of the Company (and the Partnership Representative is authorized to take any actions specified under the Revised Audit Rules or any applicable state or local law), and the Company shall comply with any requirements necessary to effect such designation.

(b) The Partnership Representative is authorized to take any actions specified under the Revised Audit Rules or any applicable state or local law, and the Company shall comply with any requirements necessary to effect such designation. The Partnership Representative’s representation of the Company shall be at the Company’s expense, and the Partnership Representative is authorized to expend Company funds for professional services and costs associated therewith.

(c) The Partnership Representative shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the IRS or any other tax authority and in connection with all subsequent administrative and judicial proceedings arising out of such audit. Each Shareholder agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably required by the Partnership Representative to conduct such proceedings. Notwithstanding the foregoing, it shall be the responsibility of the Board of Directors and of each Shareholder, at their expense, to employ tax counsel to represent their respective separate interests.

Section 7.5 Relief from Inadvertent Terminations as a Partnership. In the event that the Board of Directors determines that the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, then the Company and each Shareholder shall agree to any adjustments required by the tax authorities, and the Company shall pay any such amounts as may be required by the applicable tax authorities, to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

Section 8.1 Dissolution.

(a) The Company shall not be dissolved by the admission of substitute or additional Shareholders. The Company shall dissolve, and its affairs shall be wound up, only:

(i) upon the approval of the Board of Directors; or

(ii) at any time when there are no remaining Shareholders of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

(b) Each Shareholder is hereby deemed to have waived any and all right to seek judicial dissolution of the Company pursuant to Section 18-802 of the Delaware Act or otherwise.

Section 8.2 Liquidator. Upon dissolution of the Company, the Board of Directors (or any duly authorized committee thereof) shall select one or more Persons (which may be the Board of Directors (or any committee thereof) or a Shareholder (or any Affiliate of a Shareholder)) to act as Liquidator. The Liquidator (if other than the Board of Directors or any committee thereof) shall be entitled to receive such compensation for its services as may be approved by Shareholder Approval. The Liquidator (if other than the Board of Directors or any committee thereof) shall be permitted to resign at any time, but only after providing the Company with twenty (20) Business Days’ prior written notice thereof, and may be removed at any time, with or without cause, by the Board of Directors. Upon the dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall thereafter be appointed by the Board of Directors (or any duly authorized committee thereof). The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 8.3 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Shareholders on such terms as the Liquidator and such Shareholder or Shareholders may agree. If any property is distributed in kind, the Shareholder receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value as determined by the Board of Directors or the Liquidator, in its sole discretion, and contemporaneously therewith, appropriate cash distributions must be made to the other Shareholders. Notwithstanding anything to the contrary contained in this Agreement, the Shareholders understand and acknowledge that a Shareholder may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Shareholder exceeds the percentage of that asset which is equal to the percentage in which such Shareholder shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable period of time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Shareholders. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Shareholders; provided, that no Shareholder shall be compelled to accept any assets whereon there is any liability.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts owed to Shareholders other than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it deems appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Subject to the terms of any Share Designation, all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed ratably to the Record Holders of Common Shares, allocated among them in proportion to the number of Shares held by them.

(d) If the assets of the Company distributable among the holders of any one or more classes or series of Preferred Shares that (i) are entitled to a preference over the holders of the Common Shares upon the dissolution of the Company and (ii) rank equally in connection with any such distribution, are insufficient to pay in full the preferential amount to which such holders of Preferred Shares are entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of such applicable classes or series of Preferred Shares ratably in accordance with the amounts that would otherwise have been payable upon such distribution if all sums payable were discharged in full.

Section 8.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of the Company’s cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to dissolve the Company shall be taken.

Section 8.5 No Right to Return of Contributions. Neither any Director nor any Officer (nor any of their respective Affiliates) shall be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of any Capital Contributions of the Shareholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 8.6 Waiver of Partition. To the maximum extent permitted by Law, each Shareholder hereby waives any right to partition of the Company property.

Section 8.7 Capital Account Restoration. No Shareholder shall have any obligation to restore any negative balance in its Capital Account upon liquidation or dissolution of the Company.

ARTICLE IX

AMENDMENT OF AGREEMENT

Section 9.1 General.

(a) Any and all amendments to this Agreement, including any amendments in connection with any merger or division, by operation of law or otherwise, shall require the prior approval of, and may be proposed only by, the Board of Directors (except to the extent provided otherwise in any Share Designation); provided, however, that the Board of Directors shall have no duty or obligation whatsoever, at any time, to propose any amendment to this Agreement. If any Shareholder or other Person shall request the Board to propose any amendment to this Agreement, the Board may decline to do so, free of any duty or obligation whatsoever to the Company or any Shareholder or other Person and, in declining to propose any amendment, to the fullest extent permitted by applicable Law, shall not be required to act pursuant to any standard other than that set forth in Section 5.15(b).

(b) If the Board of Directors desires to amend any provision of this Agreement, including any amendments in connection with any merger or division, by operation of law or otherwise, the Board shall (i) adopt a resolution setting forth the amendment proposed and declaring its advisability, and (ii) unless approval of or consent to such amendment by the Shareholders is not required pursuant to Section 9.2, submit such proposed amendment to the Shareholders for their approval or disapproval by either (x) calling a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such proposed amendment, (y) directing that the proposed amendment be considered at the next annual meeting of the Shareholders or (z) seeking the consent of the Shareholders to such proposed amendment. Any such special or annual meeting shall be called and held upon notice in accordance with Article XI of this Agreement, which notice shall set forth the text of such amendment in full and a summary of the changes to be effected thereby. A proposed amendment, whether by merger, operation of law or otherwise, that requires approval or consent of the Shareholders shall be effective upon Shareholder Approval thereof, unless a different standard for obtaining the approval or consent of Shareholders (or any class or series of Shareholders) is required under Section 9.3 or pursuant to any Share Designation.

Section 9.2 Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 9.1, each Shareholder agrees that the Board of Directors, without the approval of any Shareholder or any other Person, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record any documents that may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, withdrawal or removal of Shareholders in accordance with this Agreement;

(c) a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the existence or qualification of the Company as a limited liability company under the laws of the jurisdiction in which the Company is formed or any jurisdiction in which the Company conducts business or owns or operates assets;

(d) a change that the Board of Directors determines to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(e) a restriction on the transfer of Shares pursuant to Section 3.6(c);

(f) a change that the Board of Directors determines to be necessary or appropriate for the proper administration of the Company as a partnership for U.S. federal income tax purposes, to preserve or achieve uniformity of a class of Shares for U.S. federal income tax purposes or to facilitate the preparation and delivery to Shareholders of the tax information pursuant to Section 7.1;

(g) a change that the Board of Directors determines to be necessary or appropriate following any change in the classification of the Company for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-1, et seq. or Section 7704 of the Code;

(h) a change that the Board of Directors determines (i) does not materially and adversely affect the Shareholders (or the holders of any particular class or series of Shares), (ii) to be necessary to address changes in any applicable Laws, (iii) to be necessary or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed for trading, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 3.9 or (v) is required to effect the intent expressed in this Agreement;

(i) a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;

(j) an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, Officers, representatives or agents from having a material risk of, in any manner, being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(k) an amendment that the Board of Directors determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Shares, or Derivative Securities, pursuant to Section 3.2;

(l) an amendment expressly permitted in this Agreement to be made by the Board of Directors, acting alone;

(m) an amendment effected, necessitated or contemplated by an Agreement and Plan of Merger or Consolidation adopted in accordance with Section 10.2;

(n) a merger, division, conversion or conveyance pursuant to Section 10.2(b), including any amendment permitted pursuant to Section 10.3; or

(o) any other amendments substantially similar to the foregoing.

Section 9.3 Additional Amendment Requirements.

(a) Notwithstanding the provisions of Sections 9.1 and 9.2, no provision of this Agreement that provides Shareholders with the right to approve or consent to any action shall be amended, altered, changed, repealed or rescinded, whether by merger, operation of law or otherwise, in any respect that would have the effect of eliminating or reducing such approval or consent right unless such amendment is approved by the consent or the affirmative vote of the Shareholders whose aggregate Outstanding Voting Shares constitute not less than the consent or voting requirements necessary to approve such action.

(b) Notwithstanding the provisions of Sections 9.1 and 9.2, no amendment to this Agreement, including any amendments in connection with any merger or division, by operation of law or otherwise, may impose personal liability or a Capital Contribution obligation on any Shareholder without such Shareholder’s consent.

(c) In addition to any other vote required by this Agreement or by applicable Law, if any amendment to this Agreement, including any amendments in connection with any merger or division, by operation of law or otherwise, would materially and adversely alter or change the rights, powers (including voting power) preferences, qualifications, limitations or restrictions of the Shares of any class or series in a manner that is disproportionate to the effect of such amendment on other classes or series of Shares, then such amendment shall not take effect unless approved by the holders of a majority of the Outstanding Shares of such adversely affected class or series of Shares. For the avoidance of doubt, the issuance by the Company of Shares having rights superior to those of any class or series of Outstanding Shares, or the issuance of Shares having a dilutive effect on any class or series of Outstanding Shares, shall not be deemed to adversely affect the rights, preferences, qualifications, limitations or restrictions of, and shall not require the approval of, any such class or series of Shares.

(d) For the avoidance of doubt, no provision of this Article IX shall be amended, including any amendments in connection with any merger or division, by operation of law or otherwise, without approval of the Board of Directors and Shareholder Approval.

ARTICLE X

MERGER, CONSOLIDATION, CONVERSION OR DIVISION; SALE OF ASSETS

Section 10.1 Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, convert into any such other business entity, whether such entity is formed under the laws of the State of Delaware or any other jurisdiction, or divide into two (2) or more Delaware limited liability companies (or to the extent permitted by applicable Law, any other business entities), pursuant to an agreement and plan of merger or consolidation (an “Agreement and Plan of Merger or Consolidation”), a plan of conversion (a “Plan of Conversion”), or a plan of division (a “Plan of Division”), respectively, in accordance with the Delaware Act and this Article X.

Section 10.2 Approval of Merger, Consolidation, Conversion, Division or Sale of All or Substantially All of the Company’s Assets.

(a) Except as provided in Section 10.2(b), the Agreement and Plan of Merger or Consolidation, Plan of Conversion or Plan of Division, and the merger, consolidation, conversion or division contemplated thereby, shall require approval of the Board of Directors and Shareholder Approval, subject to the terms of any Share Designation that shall require approval of any class or series of Shares.

(b) Notwithstanding anything else contained in this Article X or in this Agreement, the Board of Directors is hereby authorized, upon approval by the Board of Directors and without Shareholder Approval (or approval of any other Person), to (i) convert the Company into a different limited liability entity (which may include a limited liability partnership, a corporation or any other limited liability entity), (ii) merge the Company into, or convey all of the Company’s assets to, another limited liability entity (which may include a limited liability partnership, a corporation or any other limited liability entity), if (A) such entity, in the case of a merger or conveyance under clause (ii), shall be newly formed and shall have no material assets, liabilities or operations immediately prior to the effective time of such merger or conveyance, and (B) the primary purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity (which may include a limited liability partnership, a corporation or any other limited liability entity) and/or a change in the jurisdiction of formation of the Company or (iii) divide the Company into two (2) or more limited liability entities in accordance with the Delaware Act, in which all of the issued and outstanding equity interests in each resulting limited liability entity shall be issued to the Shareholders on a pro rata basis in accordance with their ownership of Outstanding Shares; provided, however, that, in each case of clauses (i), (ii) and (iii) that such conversion, merger, conveyance or division, as the case may be, shall not result in the loss of the limited liability of any Shareholder.

(c) In no event shall Shareholders be entitled to any appraisal rights, dissenters’ rights or similar rights, whether in connection with any merger, consolidation, conversion, division, sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or in connection with any other transaction or event.

(d) The Company shall not sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person (other than a wholly owned Subsidiary of the Company), without first obtaining Shareholder Approval; provided, however, that the foregoing will not limit the ability of the Board of Directors to authorize, without the approval of any Shareholders, the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company in respect of any indebtedness or other obligations of the Company. For purposes of this Section 10.2, “substantially all” means assets having a net book value (after taking into account any liabilities to which such assets are subject) equal to or greater than eighty percent (80%) of the total Shareholders’ equity of the Company, as set forth on the latest annual or quarterly consolidated balance sheet of the Company filed with the Commission.

Section 10.3 Amendment of Agreement.

(a) Pursuant to Section 18-209(f) of the Delaware Act, and notwithstanding Article IX hereof, an agreement of merger or consolidation approved in accordance with this Article X, including a merger or consolidation approved by the Board of Directors in accordance with Section 10.2(b), may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”), in each case, only upon Shareholder Approval. Any such amendment or adoption made pursuant to this Section 10.3(a) shall be effective at the effective time or date of the merger or consolidation.

(b) Pursuant to Section 18-217(f) of the Delaware Act, and notwithstanding Article IX hereof, a plan of division approved in accordance with this Article X, including a division approved by the Board of Directors in accordance with Section 10.2(b), may (a) effect any amendment to this Agreement if it is a surviving company in the division or (b) effect the adoption of a new limited liability company agreement for the Company if it is a surviving company in the division, in each case, only upon Shareholder Approval. Any such amendment or adoption made pursuant to this Section 10.3(b) shall be effective at the effective time or date of the division.

ARTICLE XI

SHAREHOLDER MEETINGS

Section 11.1 Shareholder Meetings.

(a) All acts of Shareholders to be taken at a meeting of Shareholders shall be taken in the manner provided in this Article XI. Meetings of the Shareholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

(b) An annual meeting of Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. If and to the extent authorized by the Board of Directors in connection with any annual meeting, and subject to such guidelines and procedures as the Board of Directors may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication, participate in such meeting and be deemed present in person and vote at such meeting, and any meeting of Shareholders may be held solely by means of remote communication; provided, that the Company shall implement reasonable measures to (i) verify that each Person deemed present and permitted to vote at any such meeting by means of remote communication is a Shareholder or proxyholder, (ii) provide such Shareholders or proxyholders a reasonable opportunity to participate in the meeting and (iii) record the votes or other action made by such Shareholders or proxyholders.

(c) A failure to hold the annual meeting of Shareholders at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or cause a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient.

(d) The Board of Directors, in its discretion, or the Officer presiding at a meeting of Shareholders, in such Officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballots.

(e) Unless otherwise required by Law, special meetings of Shareholders, for any purpose or purposes, may be called by either the Chairman of the Board or, in the absence of the Chairman of the Board, the Board of Directors, and shall be called by any Officer at the request of Shareholders holding at least sixty six and two-thirds percent (66.67%) of the voting power represented by the Outstanding Voting Shares, taken together as a single class. Such request shall be delivered to the Secretary of the Company and the Board, and shall state the purpose or purposes of the proposed meeting. At a special meeting of Shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto authorized by the Board). Upon the receipt by the Company of a request to call a special meeting of Shareholders, the Board of Directors shall determine the Record Date for such meeting and the date on which such meeting will be held, which meeting date shall be held as promptly as practicable after the date of receipt of such request, taking into account the requirement to prepare and deliver to the Shareholders any proxy materials and other information required in connection therewith.

(f) The Board of Directors may cancel, postpone or adjourn any declared meeting of Shareholders (provided, that the Board of Directors shall not be permitted to cancel any special meeting of Shareholders requested by Shareholders pursuant to Section 11.1(e)), for any reason or for no reason, at any time prior to the time for holding such meeting or the time for holding such adjourned meeting. The Board of Directors shall notify Shareholders (which may be effected by way of a filing with the Commission) before the time of such meeting of any such cancellation or postponement thereof. A postponement may be for a stated period of any length or indefinitely as the Board of Directors may determine.

(g) Directors shall be entitled, notwithstanding that they are not Shareholders, to attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class of series of Shares of the Company.

Section 11.2 Notice of Meetings. Whenever Shareholders are required or permitted to take any action at a meeting, a notice of the meeting (which shall be given in accordance with Section 12.1) shall be given, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by Law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Shareholder entitled to notice of and to vote at such meeting.

Section 11.3 Adjournments. Any meeting of Shareholders may be adjourned from time to time by the chairman of the meeting to reconvene at the same or some other place. No business shall be transacted at an adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 11.4 Quorum. Unless otherwise required by applicable Law, the holders of a majority of the votes entitled to be cast by the Outstanding Voting Shares at a meeting of Shareholders, taken together as a single class, present in person or represented by proxy, shall constitute a quorum at all meetings of Shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of Shareholders, the chairman of the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 11.3, until a quorum shall be present or represented. No business shall be transacted at any meeting unless a quorum is present at the time when the meeting proceeds to business.

Section 11.5 Voting.

(a) All matters submitted to the Shareholders at a meeting of Shareholders for approval shall be determined by Shareholder Approval, at a meeting at which a quorum is present, unless a greater percentage is required with respect to such matter under any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Shareholders holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required. Such votes may be cast in person or by proxy as provided in Section 11.6. The Board of Directors, or the Chairman of the Board or other Officer of the Company presiding at a meeting of Shareholders, in such Officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b) In the case of a tie, the chairman of the meeting shall be entitled, but not required, to cast the deciding vote.

(c) Except as otherwise expressly required by Law or provided in this Agreement, and subject to any voting rights provided in any Share Designation, the holders of any Outstanding Class A Common Shares and the holders of any Outstanding Class B Common Shares shall vote together as a single class on all matters with respect to which Shareholders are entitled to vote under applicable Law, this Agreement or upon which a vote of Shareholders is otherwise duly called for by the Company.

(d) At each annual or special meeting of Shareholders, (i) each Record Holder of Class A Common Shares on the relevant Record Date shall be entitled to cast one (1) vote in person or by proxy for each Class A Common Share standing in such holder’s name on the register of the Company and (ii) each Record Holder of Class B Common Shares on the relevant Record Date shall be entitled to cast ten (10) votes in person or by proxy for each Class B Common Share standing in such holder’s name on the register of the Company. Each Record Holder of any other class or series of Shares shall be entitled to cast that number of votes, if any, in person or by proxy with respect to such Shares as may be set forth in the Share Designation authorizing the creation and issuance of such Shares.

(e) Notwithstanding anything else contained in this Agreement, no Shareholder shall have a right to vote on or approve a conversion, merger or conveyance approved by the Board of Directors pursuant to Section 10.2(b), unless the Board of Directors elects to submit the matter to the Shareholders for their approval.

Section 11.6 Proxies.

(a) Each Shareholder entitled to vote at a meeting of Shareholders may authorize another Person or Persons to act for such Shareholder as proxy, including to attend, speak and vote on such Shareholder’s behalf at any meeting of Shareholders, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy expressly provides for a longer period. A proxy need not be a Shareholder of the Company. The appointment of a proxy shall be in any form and manner which the Board of Directors may approve, and, if required by the Company, shall be signed by or on behalf of the appointer. Without limiting the manner in which a Shareholder may authorize another person or persons to act for such Shareholder as a proxy, the following shall constitute a valid means by which a Shareholder may grant such authority:

(i) A Shareholder may execute a document authorizing another Person or Persons to act for such Shareholder as proxy. Execution may be accomplished by electronic signature by the Shareholder or such Shareholder’s authorized officer, director, employee or agent signing such document or causing such person’s signature to be affixed to such document by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A Shareholder may appoint a proxy by means of a telephonic, electronic or internet communication; provided, that the Board of Directors may prescribe the method of determining the time at which any such telephonic, electronic or internet communication is to be treated as received by the Company and procedures that are reasonably designed to verify that such instructions have been authorized by such Shareholder. The Board of Directors may treat any such telephonic, electronic or internet communication which purports to be or is expressed to be sent on behalf of a Shareholder as sufficient evidence of the authority of the Person sending that instruction to send it on behalf of such Shareholder.

(b) Any copy, facsimile telecommunication or other reliable reproduction of the document or transmission authorizing another person or persons to act as proxy for a Shareholder may be substituted or used in lieu of the original document or transmission for any and all purposes for which the original document or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document or transmission.

(c) The instrument appointing a proxy shall, if applicable, be deposited with the Company or with such other Person as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

Section 11.7 List of Shareholders Entitled to Vote. The Officer who has charge of the register of the Company shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of Shareholders entitled to vote at the meeting, arranged in alphabetical order for each class or series of Shares and showing the address of each such Shareholder and the number of Outstanding Voting Shares registered in the name of such Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Shareholders. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

Section 11.8 Record Date.

(a) In order that the Company may determine the Shareholders entitled to receive notice of or to attend or vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which Record Date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no Record Date is fixed by the Board of Directors, the Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholder shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of Record Holders entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

(b) Only those Record Holders of Outstanding Voting Shares on the Record Date fixed pursuant to this Section 11.8 shall be entitled to receive notice of, attend and vote at a meeting of Shareholders or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date.

Section 11.9 Register. The register shall be the only evidence as to who are the Shareholders entitled to examine the list required by Section 11.7, or to vote in person or by proxy at any meeting of the Shareholders.

Section 11.10 Actions of the Shareholders By Consent. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if the holders of the required number of Voting Shares necessary to approve such action execute and deliver one or more consents thereto, and such consent is recorded with the minutes of proceedings of the Shareholders. For the avoidance of doubt, any such consent may be executed by the Shareholders by electronic signature, and may be delivered to the Company by electronic transmission.

Section 11.11 Conduct of Meetings.

(a) The Board of Directors may adopt, by resolution from time to time, such rules and regulations for the conduct of any meeting of Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Record Holders, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

(b) If the Board of Directors so provides in its rules and regulations for the conduct of any meeting of Shareholders, a Shareholder may participate in a meeting of Shareholders by means of a telephone, video, electronic or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other simultaneously and instantaneously, and participation in a meeting pursuant to this Section 11.11(b) shall constitute presence in person at such meeting.

(c) At each meeting of Shareholders, the Chairman of the Board or, in his or her absence or if there be none, such other Officer or Person that the Board of Directors shall designate, shall preside as chairman at such meeting. If at any meeting of Shareholders the Chairman of the Board (or other Person designated by the Board of Directors as the chairman of such meeting) is not present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as chairman of such meeting, any other Director or Person nominated by the Board of Directors shall preside as chairman at such meeting, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of such meeting.

Section 11.12 Inspectors of Election. In advance of any meeting of Shareholders, the Board of Directors, by resolution, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other Persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of

Shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable Law, inspectors may be Officers, employees or agents of the Company. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by Law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable Law.

Section 11.13 Nature of Business at Meeting of Shareholders.

(a) Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 11.14) may be transacted at an annual meeting of Shareholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any Shareholder (A) who (x) has been, for the entirety of the two (2) year period immediately preceding the date of the giving of the notice provided for in this Section 11.13, and (y) is, on the date of the giving of the notice provided for in this Section 11.13 and on the Record Date for the determination of Shareholders entitled to notice of and to vote at such annual meeting, a Record Holder of Common Shares representing at least one percent (1%) of the voting power represented by the Outstanding Voting Shares and (B) who complies with the notice procedures set forth in this Section 11.13.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a Shareholder’s notice to the Secretary must be delivered to or be mailed and received at the principal offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(d) To be in proper written form, a Shareholder’s notice to the Secretary must set forth the following information: (i) as to each matter such Shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend this Agreement, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, and (ii) as to the Shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such Person; (B) (I) the class or series and number of all Shares which are owned beneficially or of record by such Person, or any Affiliates or associates of such Person, (II) the name of each nominee holder of Shares owned beneficially but not of record by such Person or any Affiliates or associates of such Person, and the number of such Shares held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person, or any Affiliates or associates of such Person, with respect to Shares and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Person, or any Affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Person, or any Affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person, or any Affiliates or associates of such Person, with respect to Shares; (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such Person, or any Affiliates or associates of such Person, and any other Person or Persons (including their names) in connection with or relating to (I) the Company or (II) the proposal, including any material interest in, or anticipated benefit from the proposal to such Person, or any Affiliates or associates of such Person; (D) a representation that the Shareholder giving notice intends to appear in Person or by proxy at the annual meeting to bring such business before the meeting; and (E) any other information relating to such Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the annual meeting pursuant to Section 14 of the Exchange Act.

(e) A Shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11.13 shall be true and correct as of the Record Date for determining the Shareholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal offices of the Company not later than five (5) Business Days after the Record Date for determining the Shareholders entitled to receive notice of the annual meeting.

(f) No business shall be conducted at the annual meeting of Shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11.13; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11.13 shall be deemed to preclude discussion by any Shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g) Nothing contained in this Section 11.13 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of Law).

Section 11.14 Nomination of Directors by Shareholders.

(a) Nominations of Persons for election to the Board of Directors may be made at any annual meeting of Shareholders, or at any special meeting of Shareholders called for the purpose of electing Directors, by any Shareholder (A) who (x) has been, for the entirety of the two (2) year period immediately preceding the date of the giving of the notice provided for in this Section 11.14, and (y) is, on the date of the giving of the notice provided for in this Section 11.14 and on the Record Date for the determination of Shareholders entitled to notice of and to vote at such annual meeting or special meeting of Shareholders, a Record Holder of Common Shares representing at least one percent (1%) of the voting power represented by the Outstanding Voting Shares and (B) who complies with the notice procedures set forth in this Section 11.14; provided, that the requirements set forth in this Section 11.14 shall not apply to any Class B Majority Shareholder, who may nominate Persons for election to the Board of Directors by giving notice thereof to the Secretary.

(b) In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a Shareholder’s notice to the Secretary must be delivered to or be mailed and received at the principal offices of the Company (i) in the case of an annual meeting, not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of Shareholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing Directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(d) To be in proper written form, a Shareholder’s notice to the Secretary must set forth the following information: (i) as to each Person whom the Shareholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of such Person, (B) the principal occupation or employment of such Person, (C) (I) the class or series and number of all Shares which are owned beneficially or of record by such Person, or any Affiliates or associates of such Person, (II) the name of each nominee holder of Shares owned beneficially but not of record by such Person, or any Affiliates or associates of such Person, and the number of such Shares held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person, or any Affiliates or associates of such Person, with respect to Shares and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Person, or any Affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Person, or any Affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person, or any Affiliates or associates of such Person, with respect to Shares, (D) such Person’s written representation and agreement that such Person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person or entity as to how such Person, if elected as a Director, will act or vote on any issue or question, (II) is not and will not become a party to any agreement, arrangement or understanding with any Person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company in such representation and agreement and (III) in such Person’s individual capacity, would be in compliance, if elected as a Director, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and Share ownership and trading policies and guidelines of the Company and (E) any other information relating to such Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act; and (ii) as to the Shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the Shareholder giving the notice and the name and principal place of business of such beneficial owner; (B) (I) the class or series and number of all Shares which are owned beneficially or of record by such Person, or any Affiliates or associates of such Person, (II) the name of each nominee holder of Shares owned beneficially but not of record by such Person or any Affiliates or associates of such Person, and the number of Shares held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person, or any Affiliates or associates of such Person, with respect to Shares and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Person, or any Affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Person, or any Affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person, or any Affiliates or associates of such Person, with respect to Shares; (C) a description of (I) all agreements, arrangements, or understandings (whether written or oral) between such Person, or any Affiliates or associates of such Person, and any proposed nominee for election as a Director, or any Affiliates or associates of such proposed nominee, (II) all agreements, arrangements, or understandings (whether written or oral) between such Person, or any Affiliates or associates of such Person, and any other Person or Persons (including their names) pursuant to which the nomination(s) are being made by such Person, or otherwise relating to the Company or their ownership of Shares, and (III) any material interest of such Person, or any Affiliates or associates of such Person, in such nomination, including any anticipated benefit therefrom to such Person, or any Affiliates or associates of such Person; (D) a representation that the Shareholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the Persons named in its notice; and (E) any other information relating to such Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

(e) A Shareholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11.14 shall be true and correct as of the Record Date for determining the Shareholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal offices of the Company not later than five (5) Business Days after the Record Date for determining the Shareholders entitled to receive notice of such annual meeting or special meeting.

(f) No Person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 11.14. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. For the avoidance of doubt, the requirements set forth in this Section 11.14 shall not in any manner be deemed to limit, restrict or otherwise modify the right, power and authority of a Class B Majority Shareholder to appoint Designated Directors pursuant to Section 5.3.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Notices. Any notice, demand, request, report, proxy materials, information statement or other document required or permitted to be given or delivered to any Shareholder or Director (including any member of a committee of the Board) under this Agreement, the Delaware Act, the rules of any National Securities Exchange or otherwise may be set forth in a written document or in an electronic transmission delivered by mail or by electronic transmission (including by email), addressed to such Shareholder or Director (including any member of a committee of the Board) to such Person’s address (including email address) as it appears on the records of the Transfer Agent or as shown on the records of the Company (with postage thereon prepaid, if given or made by mail), and shall be deemed to be given or made at the time when the same shall be deposited in the United States mail or at the time electronically transmitted, respectively. Any notice, demand, request, report, proxy materials, information statement or other document to be given or made to a Shareholder hereunder shall be deemed conclusively to have been given or made, and the obligation to give or make such notice, demand, request, report, proxy materials, information statement or other document shall be deemed conclusively to have been fully satisfied, upon the sending thereof to the Record Holder of such Shares at the address (including email address) of such Record Holder as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of the making or giving of any notice, demand, request, report, proxy materials, information statement or other document in accordance with the provisions of this Section 12.1 executed by the Company, the Transfer Agent or the mailing organization, which may be so executed by electronic signature and delivered by electronic transmission, shall be prima facie evidence of the giving or making of such notice, demand, request, report, proxy materials, information statement or other document. If any notice, demand, request, report, proxy materials, information statement or other document addressed to a Record Holder at the address (including email address) of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned marked to indicate that such notice, demand, request, report, proxy materials, information statement or other document was unable to be delivered, then such notice, demand, request, report, proxy materials, information statement or other document, and any subsequent notice, demand, request, report, proxy materials, information statement or other document, shall be deemed to have been duly given or made without further mailing (until a reasonable period after such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his, her or its address) if they are available for the Shareholder at the principal office of the Company for a period of one (1) year from the date of the giving or making thereof to the other Shareholders. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, if the rules of the Commission shall permit any notice, demand, request, report, proxy materials, information statement or other document to be delivered electronically or made available via the Internet, any such notice, demand, request, report, proxy materials, information statement or other document shall be deemed given or made when delivered or made available via such mode of delivery. Notice given by electronic transmission, as described above, shall, if given by a posting on an electronic network, together with separate notice to the Shareholder of such specific posting, be deemed given upon the later of (A) such posting and (B) the giving of such separate notice. Notice to Directors (including any member of a committee of the Board) or the Company may be given personally or by telegram, telex, cable or by means of electronic transmission. Any notice to the Company shall be deemed given if received by the Secretary (or other designated Officer) at the principal office of the Company. The Board of Directors and any Officer may rely and shall be protected in relying on any notice or other document from a Shareholder or other Person if believed by the Board of Directors or such Officer to be genuine. Notwithstanding anything to the contrary set forth in this Agreement, the Company may give notice of any meeting of Shareholders in accordance with the procedures embodied in Rule 14a-16 of the Exchange Act. Any Shareholder present, either personally or by proxy, at any meeting of Shareholders, shall for all purposes be deemed to have received due notice of such meeting and, where required, due notice of the purposes for which such meeting was convened.

Section 12.2 Entities Acting by Representatives at Meetings. For the avoidance of doubt, any Shareholder that is not an individual may, by resolution of its directors or other governing body, authorize such Person as it thinks fit to act as its representative at any meeting of Shareholders, including any meeting of the holders of a specific class or series of Shares, and the Person so authorized shall be entitled to exercise the same powers on behalf of such Shareholder which he or she represents as that Person could exercise if it were an individual Shareholder.

Section 12.3 Further Action. The parties shall execute and deliver all documents, provide all information and take (or omit to take) any action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Shareholders and their respective estates, heirs, executors, administrators, successors, legal representatives and permitted transferees and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that the Indemnified Persons and Covered Persons, and their respective estates, heirs, executors, administrators, successors, and legal representatives, shall be entitled to receive the benefits upon such Persons pursuant to Section 5.16 of this Agreement.

Section 12.5 Integration. This Agreement, including any exhibits, annexes and schedules hereto, constitutes the limited liability company agreement (as such term is defined in the Delaware Act) of the Company and supersedes all prior written, oral or implied statements, agreements and understandings as to the Company’s affairs and the conduct of its business, including the Initial LLC Agreement and the First Amended and Restated LLC Agreement.

Section 12.6 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any of the Shareholders.

Section 12.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition. The waiver by any Shareholder or Director of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

Section 12.8 Counterparts. This Agreement may be executed, including by electronic signature, in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto. Any Person who acquires a Share shall be bound by this Agreement without execution hereof.

Section 12.9 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

Section 12.10 Arbitration.

(a) Any dispute, controversy, or claim arising out of or relating to this Agreement (and any subsequent amendments hereof), or any breach, termination, or the validity thereof, the Company’s internal affairs, the ownership, transfer or rights or obligations of or with respect to, any Shares, or any action or inaction arising out of or relating to any of the foregoing, and any question of the arbitrator’s jurisdiction or the existence, scope or validity of this Section 12.10 (each a “Dispute”), shall be submitted, upon notice delivered by any party to such claim, to confidential, final and binding arbitration administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in accordance with its Comprehensive Arbitration Rules and Procedures in effect at the time (the “Rules”), except to the extent such procedures are modified herein.

(b) The seat of arbitration shall be New York, New York, and the arbitration shall be conducted in the English language.

(c) There shall be one arbitrator who shall be agreed upon by the parties to such Dispute within twenty (20) days of delivery by any party to such Dispute of a copy of the demand for arbitration. If the parties do not agree upon an arbitrator within this time limit, such arbitrator shall be appointed by the JAMS in accordance with the Rules.

(d) This Section 12.10 and the arbitration of Disputes shall be subject to and governed by the Federal Arbitration Act (9 U.S.C. § 1 et seq.).

(e) After the conclusion of all testimony, at a time designated by the arbitrator, each party shall simultaneously submit to the arbitrator and exchange with the other party its final proposed award. In rendering the final award, the arbitrator shall be limited to choosing an award proposed by a party without modification; provided, however, that in no event shall the arbitrator award any damages prohibited by this Agreement or make any award that is otherwise inconsistent with this Agreement or applicable Law.

(f) In addition to monetary damages, the arbitrator shall be empowered to award equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Agreement.

(g) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings. Without prejudice to such provisional remedies that may be granted by a court, the arbitrator shall have full authority to grant provisional remedies, to order a party to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrator’s orders to that effect.

(h) The parties consent and submit to the non-exclusive jurisdiction of any federal court located in the State of New York or, where such court does not have jurisdiction, any New York state court, in either case located in the Borough of Manhattan, New York City, New York (“New York Court”) for the enforcement of any arbitral award rendered hereunder and to compel arbitration or for interim or provisional remedies in aid of arbitration. In any such action: (i) each party irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any New York Court; (ii) each party irrevocably consents to service of process sent by a national courier service (with confirmation of receipt) to its address pursuant to Section 12.1 or in any other manner permitted by applicable Law; and (iii) each party waives any right to trial by jury in any court.

(i) The arbitration provisions in this Section 12.10 will not apply with respect to any federal securities laws claims brought under the Securities Act or the Exchange Act, for which the United States District Court for the District of Delaware shall be the sole and exclusive forum, unless the Company otherwise consents. For the avoidance of doubt, any claims other than such federal securities laws claims, including any claims accompanying any such federal securities laws claims will continue to be subject to mandatory arbitration pursuant to this Section 12.10.

(j) The award of the arbitrator shall be final and binding upon the parties thereto, shall not be subject to appeal, and shall be the sole and exclusive remedy between the parties regarding any Disputes presented to the arbitrator. Judgment upon any award may be entered in any court having jurisdiction over any party or any of its assets.

(k) Any arbitration hereunder shall be confidential, and the parties and their agents agree not to disclose to any third party (i) the existence or status of the arbitration, (ii) all information made known and documents produced in the arbitration not otherwise in the public domain, and (iii) all awards arising from the arbitration, except and to the extent that disclosure is required by applicable Law or is required to protect or pursue a legal right.

(l) The arbitrator shall award the prevailing party its attorneys’ fees and costs reasonably incurred in the arbitration, including the prevailing party’s share of the arbitrator fees and JAMS administrative costs.

Section 12.11 Invalidity of Provisions. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any provision of this Agreement is adjudicated by an arbitrator or a court of competent jurisdiction, in each case, in accordance with Section 12.10, to be or otherwise becomes invalid, illegal or unenforceable in any respect, in whole or in part, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. Notwithstanding the foregoing, if such provision (or portion thereof) could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be deemed to be so narrowly drawn, without invalidating any of the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.12 Consent of Shareholders. Whenever in this Agreement it is specified that an action may be taken by the Board of Directors or upon the affirmative vote of less than all of the Shareholders, such action may be so taken by the Board of Directors or upon the concurrence of less than all of the Shareholders, and each Shareholder shall be bound by the results of such action and deemed to consent to such action.

Section 12.13 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 12.14 Confidentiality. Each Shareholder that is not a Class B Majority Shareholder expressly agrees, whether or not at the time a Shareholder of the Company or providing services to the Company or any of its Subsidiaries, to maintain the confidentiality of, and not disclose to any person other than the Company, its officers or any financial, legal or other advisor to the Company, any non-public information provided by or on behalf of the Company relating to the business, clients, affairs or financial structure, position or results of the Company or its affiliates (including any Affiliate) or any dispute that shall not be generally known to the public or the securities industry; provided that such Shareholder may disclose any such information (a) to the extent required by any applicable law, rule or regulation in the Opinion of Counsel or by the order of any National Securities Exchange, banking supervisory authority or other governmental or self- regulatory organization of competent jurisdiction (provided, that such Shareholder notifies the Company of such requirement prior to making such disclosure and cooperates with the Company in seeking to prevent or minimize such disclosure), (b) to his, her or its legal counsel and financial advisers (who shall agree to abide by the terms of this Section 12.14), or (c) with the prior consent of the Company.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GLOBAL INDEMNITY GROUP, LLC

By:	/s/ Stephen W. Ries
Name:	Stephen W. Ries
Title:	Secretary